Exhibit 10.20

POPLAR PROPERTIES LTD.,

by its duly authorized agent, Triovest Realty Advisors (B.C.) Inc.

(Landlord)

- and -

ZYMEWORKS INC.

(Tenant)

LEASE OF OFFICE SPACE

BUILDING: 1385 WEST 8TH AVENUE, VANCOUVER, BC

LEASE OF OFFICE SPACE

SCHEDULE A – FLOOR PLAN

SCHEDULE B – LEGAL DESCRIPTION

SCHEDULE C – OCCUPANCY COSTS

SCHEDULE D – RULES AND REGULATIONS

SCHEDULE E – TENANT IMPROVEMENT GUIDELINES

SCHEDULE F – LANDLORD’S WORK AND TENANT’S WORK

SCHEDULE G – SPECIAL PROVISIONS

LEASE OF OFFICE SPACE

This Lease made as of the 6th day of April, 2015,

BETWEEN:

POPLAR PROPERTIES LTD.,

by its duly authorized agent, Triovest Realty Advisors (B.C.) Inc.

(the “Landlord”)

and

ZYMEWORKS INC.

(the “Tenant”)

IN CONSIDERATION of the mutual covenants hereinafter contained, the Landlord and the Tenant hereby agree as follows:

ARTICLE 1 – BASIC TERMS, SPECIAL PROVISIONS, DEFINITIONS AND SCHEDULES

1.1	The basic terms of this Lease are:

(a)	Premises:	Suites 510/520, 540, 585 (all such suites to be collectively designated as “Suite 540” as of the Commencement Date and hereinafter referred to as “Suite 540”) and Suite 610, all located at 1385 West 8th Avenue, Vancouver, BC

(b)	Rentable Area of Premises:	15,888 square feet (comprised of 12,557 square feet in Suite 540 and 3,331 square feet in Suite 610, subject to Section 4.2)

(c)	Term:	Five years commencing on the Commencement Date and ending on the Expiry Date

(d)	Commencement Date:	September 1, 2015

(e)	Expiry Date:	August 31, 2020

(f)	Base Rent:

Period	Per Sq. Ft. Per Annum
1-2	$25.00
3-5	$27.00

(g)	Permitted Use:	General office use

(h)	Deposits:	$Nil (“Prepaid Rent Deposit”); and

$85,477.24 (“Security Deposit”)

(i)	Extended Term:	One option to extend for five years [see Schedule G, clause 5]

(j)	Parking:	Eighteen permits [see Schedule G, clause 3]

(k)	Addresses for Notices:

Tenant:
	Address:	540 – 1385 West 8th Avenue
Vancouver, BC V6H 3V9
	Facsimile Number:	604-737-7077

Landlord:
	Address:	c/o Triovest Realty Advisors (B.C.) Inc.
600 - 789 West Pender Street
Vancouver, B.C. V6C 1H2
	Attention:	Property Manager and
VP, Property Management
	Facsimile number:	604-684-9122

(I)	Special Provisions:	See Schedule G

The Landlord and the Tenant agree to the foregoing basic terms. Each reference in this Lease to any of the basic terms shall be construed to include the provisions set forth above as well as all of the additional terms and conditions of the applicable articles and sections of this Lease where such basic terms are more fully set forth.

DEFINITIONS

1.2	In this Lease:

(a)	“Administration Fee” means the amount payable by the Tenant to the Landlord as determined in accordance with Section 6.1;

(b)	“Architect” means such firm of professional architects, engineers, surveyors, space planners and interior designers as the Landlord may select from time to time engaged for preparation of construction drawings for the Building, space planning, or for general supervision of architectural and engineering aspects and operations thereof or for the measurement of the Building or part(s) thereof and includes any consultant(s) from time to time appointed by the Landlord or Architect whenever such consultant(s) is acting within the scope of their appointment and specialty;

(c)	“Article” means an article of this Lease and “Section” means a section of this Lease;

(d)	“Base Rent” means the amount payable by the Tenant to the Landlord as set forth in Section 1.1(f) in respect of each year of the Term or any portion thereof in accordance with Sections 4.1 and 4.5;

(e)	“Building” means the building municipally located at 1385 West 8th Avenue, Vancouver, BC in which the Premises are located and which is situate on the Lands;

(f)	“Capital Tax” means an amount allocated by the Landlord to the Building in respect of taxes, rates, duties and assessments presently or hereafter levied, rated, charged or assessed from time to time upon the Landlord and payable by the Landlord (or any corporation acting on behalf of the Landlord) on account of the capital that the Landlord has invested in the Building. Capital Tax shall be allocated:

i)	as if the amount of such tax were that amount due if the Building were the only property of the Landlord; and

ii)	on the basis of the Landlord’s determination of the amount of capital attributable to the Building.

Capital Tax also means the amount of any capital, sales or place of business tax levied by any government or other applicable taxing authority against the Landlord with respect to the Building whether known as Capital Tax or by any other name.

(g)	“Commencement Date” means the date set forth in Section 1.1(d);

(h)	“Common Areas” means at any time those portions of the Lands and Building which are not designated or intended by the Landlord to be leased to tenants of the Building and are provided or designated by the Landlord from time to time to be used in common in such manner as the Landlord may permit, by the Landlord, the Tenant, and other tenants (or by sublessees, agents, employees, customers or licensees) of the Building, whether or not the same are open to the general public, and shall include any areas used by the Landlord for the maintenance of the Building, electrical and mechanical rooms, building services and facilities, fixtures, chattels, building systems, décor, signs, facilities, or landscaping contained therein or maintained or used in connection therewith, common parking lots, common entrances, interior malls, common corridors, stairways, passageways, sidewalks, exterior pedestrian walks, roofs, driveways, parking areas, common loading and service areas, disposal and recycling facilities, truck ways, platforms, ramps, garden and landscaped areas and all other common, public or tenant conveniences or appurtenances thereto located on the Lands not installed for the exclusive use of any individual tenant and shall be deemed to include any public facility in respect of which the Landlord is from time to time subject to obligations in its capacity as owner of the Lands and/or Building. All expenses incurred by the Landlord in the maintenance, management and operation of Common Areas shall be included in the definition of “Operating Expenses” set forth in Schedule C attached hereto;

(i)	“Environmental Claim” means all claims, losses, costs, expenses, fines, penalties, payments and/or damages (including, without limitation, all solicitors’ fees on a solicitor and client basis) relating to, arising out of, resulting from or in any way connected with the presence of any Hazardous Substance at the Premises, the Lands or the Building, including, without limitation, all costs and expenses of any investigation, remediation, restoration or monitoring of the Premises, the Lands, or the Building and/or any property adjoining or in the vicinity of the said Lands or the Building required or mandated by Environmental Law;

(j)	“Environmental Law” means any law, bylaw, order, ordinance, ruling, regulation, certificate, approval, policy, guideline, consent or directive of any applicable federal, provincial or municipal government, governmental department, agency or regulatory authority or any Court of competent jurisdiction, as well as any common law obligations or requirements, relating to environmental or health and safety matters and/or regulating the generation, import, storage, distribution, labelling, sale, use, handling, transport or disposal of any Hazardous Substance which may be in force from time to time;

(k)	“Expiry Date” means the date set forth in Section 1.1(e);

(I)	“Fiscal Year” means a twelve month period (all or part of which falls within the Term) from time to time determined by the Landlord, at the end of which the Landlord’s accounting records in respect of the Building are balanced for auditing or taxation purposes;

(m)	“Force Majeure” means any Act of God, strike, lockout, or other industrial disturbance, act of the Queen’s enemies, sabotage, terrorism, war, blockade, insurrection, riot, epidemic, lightning, earthquake, flood, storm, fire, washout, power shortages, nuclear and radiation activity or fallout, arrest and restraint of rules and people, civil disturbance, explosion, breakage of or accident to machinery or stoppage thereof for necessary maintenance or repairs, inability to obtain labour, materials or equipment, any legislative, administrative or judicial action which has been resisted in good faith by all reasonable legal means, any act, omission or event, whether of the kind herein enumerated or otherwise not within the control of the affected party, and which, by the exercise of due diligence such party could not have prevented, but lack of funds on the part of such party shall be deemed not to constitute force majeure;

(n)	“Hazardous Substance” means:

i)	any material or substance declared or deemed to be hazardous, deleterious, caustic, dangerous, a dangerous good, toxic, a contaminant, a waste, a source of contaminant, a pollutant or toxic under any Environmental Law;

ii)	any solid, liquid, gas or odor or combination of any of them that, if emitted into the air, would create or contribute to the creation of a condition of the air that:

A.	endangers the health, safety or welfare of persons or the health of animal life;

B.	interferes with normal enjoyment of life or property; or

C.	causes damage to plant life or to property; and

iii)	any substance which is hazardous to the environment, including persons or property and includes, without limiting the generality of the foregoing, the following:

A.	radioactive materials;

B.	explosives;

C.	any substance that, if added to any water, would degrade or alter or form part of a process of degradation or alteration of the quality of that water to the extent that it is detrimental to its use by man or by any animal, fish or plant;

(o)	“Landlord’s Work” means finishing the Premises in a manner and in colours standard to the Building but only to the extent set forth in Schedule F attached hereto;

(p)	“Lands” means the lands described in Schedule B attached hereto and the buildings, improvements, equipment and facilities erected thereon or situate therein from time to time, including without limitation, the Building;

(q)	“Lease” means this Lease, any schedules and riders attached hereto, and every properly executed instrument which by its terms amends, modifies or supplements this Lease;

(r)	“Lease Year” means successive 12-month periods with the first Lease Year commencing on the Commencement Date and succeeding Lease Years commencing on each anniversary of such date;

(s)	“Leasehold Improvements” means all fixtures, improvements, installations, alterations and additions from time to time made, erected or installed by, for or on behalf of the Tenant or any previous occupant of the Premises in, on, to, for or which serve, the Premises, including all partitions and hardware however affixed, and whether or not movable, all mechanical, electrical and utility installations and all carpeting and drapes, with the exception only of furniture and equipment not of the nature of a fixture;

(t)	“Normal Business Hours” means the business hours set forth in the Rules and Regulations in Schedule D attached hereto;

(u)	“Occupancy Costs” means amounts payable by the Tenant to the Landlord under Section 4.3 and defined in Schedule C attached hereto;

(v)	“Permitted Use” means the use described in Section 1.1(g) and in accordance with Section 7.1;

(w)	“Premises” means those premises identified in Section 1.1(a) and shown on the plan attached hereto as Schedule A;

(x)	“Proportionate Share” means a fraction which has as its numerator the Rentable Area of the Premises and which has as its denominator the Rentable Area of the Building;

(y)	“Rent” means the aggregate of all amounts payable by the Tenant to the Landlord under this Lease;

(z)	“Rentable Area” of the Premises, the Building or any portion thereof means the area of the Premises, the Building or any portion thereof, as applicable, measured in accordance with the BOMA standard method of floor measurement for office buildings currently ANSI/BOMA Z65.1-1996, as revised from time to time;

(aa)	“Tenant’s Work” means all work other than the Landlord’s Work required to be done to complete the Premises for occupancy by the Tenant, as set forth in Schedule F attached hereto, or from time to time to alter the existing Leasehold Improvements and completed in a first class manner and in accordance with base building standards and the Landlord’s design for the Building;

(bb)	“Term” means the period of time set out in Section 1.1(c) and Section 3.1;

(cc)	“Transfer” means those occurrences as set forth in Section 12.1; and

(dd)	“Utilities” means electricity, oil, gas, power, telephone, water, and all other utilities.

1.3	Schedules: The following schedules are attached to this Lease and are incorporated as part of this Lease by reference thereto:

Schedule A – “Floor Plan”

Schedule B – “Legal Description”

Schedule C – “Occupancy Costs”

Schedule D – “Rules and Regulations”

Schedule E – “Tenant Improvement Guidelines”

Schedule F – “Landlord’s Work and Tenant’s Work”

Schedule G – “Special Provisions”

ARTICLE 2 – GRANT OF LEASE

2.1	Grant: In consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Tenant to be paid, observed and performed, the Landlord hereby demises and leases the Premises to the Tenant, and the Tenant hereby leases and accepts the Premises from the Landlord, to have and to hold during the Term, subject to the terms and conditions of this Lease.

2.2	Quiet Enjoyment: The Landlord covenants to provide the Tenant with quiet enjoyment and possession of the Premises during the Term, subject to the terms and conditions of this Lease.

2.3	Covenants of Landlord and Tenant: The Landlord covenants to observe and perform all of the terms and conditions to be observed and performed by the Landlord under this Lease including the terms and conditions contained in the Schedules hereto. The Tenant covenants to pay the Rent when due under this Lease, and to observe and perform all of the terms and conditions to be observed and performed by the Tenant under this Lease including the terms and conditions contained in the Schedules hereto.

2.4	Use of Common Areas: The Tenant shall have the right (in common with others entitled thereto) to the use of the Common Areas designated from time to time by the Landlord for use by tenants of the Building, provided that the Landlord shall have the right to make all such changes, improvements, alterations and additions as the Landlord may, from time to time decide in respect of the Common Areas, including, without limitation, the right to change the location and layout of any parking areas. The use of all Common Areas shall be subject to the provisions of this Lease and to the rules and regulations made by the Landlord with respect thereto from time to time.

2.5	Net Lease: The Tenant acknowledges and agrees that the Base Rent payable under this Lease is absolutely net to the Landlord and (except as otherwise expressly provided herein) that:

(a)	the Landlord is not responsible for any costs, charges, expenses or outlays of any nature whatsoever arising from or relating to the Premises, or the use or occupancy thereof, or the contents thereof, or the business carried on therein;

(b)	the Tenant shall pay all costs, charges, expenses and outlays of every nature whatsoever arising from or relating to the Premises or the use or occupancy thereof, or the contents thereof, or the business carried on therein; and

(c)	the Landlord shall not be called upon, nor shall the Landlord be obligated, to perform any work on or to the Premises or to correct any condition relating to or arising out of the Premises unless otherwise expressly provided for in this Lease.

ARTICLE 3 – TERM AND POSSESSION

3.1	Term: Notwithstanding Sections 3.2 and 3.3, the Term of this Lease shall be as set forth in Section 1.1(c) unless terminated earlier as provided in this Lease.

3.2	Early Occupancy: [Intentionally deleted].

3.3	Delayed Possession for Suite 610: If the Landlord is delayed in delivering joint possession of Suite 610 to the Tenant on or before the commencement of the Fixturing Period (as described in Schedule G hereto), then unless such delay is principally caused by or attributable to the Tenant, its servants, agents or independent contractors the date on which Suite 610 is to be made available to the Tenant, the obligation of the Tenant to pay Base Rent and Occupancy Costs, and the Expiry Date, all with respect to Suite 610 only, shall be postponed for a period equal to the duration of the delay. This Lease shall not be void or voidable, nor shall the Landlord be liable to the Tenant for any loss or damage resulting from any delay in delivering possession of Suite 610 to the Tenant, and the deferment of the obligation of the Tenant to pay Base Rent and Occupancy Costs with respect to Suite 610 only shall be accepted by the Tenant as full compensation for any such delay.

If any delay in the completion of the Landlord’s Work is attributable to the Tenant, its servants, agents or independent contractors, the obligation of the Tenant to pay Base Rent and Occupancy Costs shall not be deferred.

3.4	Acceptance of Suite 610: Taking possession of all or any portion of Suite 610 by the Tenant shall be conclusive evidence as against the Tenant that Suite 610 or such portion thereof are in satisfactory condition on the date of taking possession, subject only to latent defects and to deficiencies (if any) listed in writing in a notice delivered by the Tenant to the Landlord within seven (7) days after the Commencement Date.

ARTICLE 4 – RENT AND OCCUPANCY COSTS

4.1	Base Rent: The Tenant shall pay from and after the Commencement Date to the Landlord without any prior demand therefor or notice thereof, and without any set-off, Base Rent for the Premises as set forth in Section 1.1(f), payable in equal consecutive monthly installments in advance on the first day of each and every month.

4.2	Adjustment of Base Rent based on Measurement of Rentable Area: Suite 610 shall be measured by the Architect within a reasonable time after occupancy by the Tenant and the Architect’s certificate, as to the Rentable Area of Suite 610, shall be conclusive. The Landlord shall deliver a copy of the Architect’s certificate to the Tenant forthwith and any calculation which is subject to Rentable Area shall be appropriately adjusted, if necessary, retroactively to the Commencement Date. If at any time or times during the Term of this Lease either:

(a)	there is a change in the BOMA standard method of floor measurement for office buildings and the Landlord elects to follow the new standard; or

(b)	the Landlord changes, modifies or alters the Building and/or the Common Areas or any part of them, which change, modification or alteration results in a reduction or increase to the Rentable Area of the Premises, the Landlord shall, upon remeasurement by the Architect, deliver a copy of the Architect’s certificate to the Tenant as to the Rentable Area of the Premises, which Architect’s certificate shall be conclusive and those calculations which are subject to Rentable Area of the Premises shall be adjusted accordingly, retroactively to the date of completion of such change, modification or alteration to the Building and/or the Common Areas or part thereof.

4.3	Occupancy Costs: The Tenant shall pay to the Landlord, at the times and in the manner provided in Section 4.5, the Occupancy Costs determined under Schedule C attached hereto.

4.4	Other Charges: The Tenant shall pay to the Landlord, at the times and in the manner provided in this Lease or, if not so provided, as reasonably required by the Landlord, all amounts (other than that payable under Sections 4.1 and 4.3) which are payable by the Tenant to the Landlord under this Lease.

4.5	Method of Rent Payment: The Tenant shall deliver to the Landlord on or before the Commencement Date an executed authorization and a voided cheque to enable the Landlord to draw or issue a debit to the Tenant’s designated bank account at the designated branch of the Tenant’s bank or financial institution. Each monthly debit shall be made on the first day of the month and be in an amount equal to the monthly Base Rent and Occupancy Costs payment and any ancillary agreement such as, without limitation, parking or storage agreements, as it may be adjusted from time to time in accordance with the terms of this Lease. Should the Tenant change banks or financial institutions or branches within the same bank or financial institution during the Term of this Lease, then the Tenant shall deliver a new executed authorization and voided cheque to enable the Landlord to draw or issue a debit to the new account of the Tenant for payment of monthly Base Rent and Occupancy Costs payment. The Tenant further covenants and agrees to pay promptly, when billed, any amounts due under the terms of this Lease that are not specifically collected by the foregoing monthly debits.

In the event that any debit issued by the Landlord and any cheque issued by the Tenant shall not be honored by the Tenant’s bank or financial institution for any reason, then, in addition to any other remedies the Landlord may have, the Tenant shall pay to the Landlord, upon request, One Hundred and Twenty-Five Dollars ($125.00) for each occurrence which amount represents the estimated costs of processing the dishonored debit or cheque and re-debiting the Tenant’s account or processing a replacement cheque.

4.6	Payment of Rent: All amounts payable by the Tenant to the Landlord under this Lease shall be deemed to be Rent and shall be payable and recoverable as Rent in the manner herein provided, and the Landlord shall have all rights against the Tenant for default in any such payment as in the case of arrears of Rent. Rent shall be paid to the Landlord in legal tender of the jurisdiction in which the Building is located, at the address of the Landlord as set forth in Section 1.1(k) or at such other address as the Landlord may from time to time designate in writing. The Tenant’s obligation to pay Rent shall survive the expiration or earlier termination of this Lease.

4.7	No Deduction or Set-off: The Tenant shall not under any circumstances be entitled to deduct from or set off from the Rent payable hereunder any amounts that the Tenant may claim to be entitled to from the Landlord. All disputes with respect to amounts the Tenant wishes to claim from the Landlord shall be settled as a matter separate from the Tenant’s obligation to pay Rent.

4.8	Partial Month’s Rent: If the Commencement Date is a day other than the first day of a calendar month, the installment of Base Rent payable on the Commencement Date shall be that proportion of Base Rent which the number of days from the Commencement Date to the last day of the month in which the Commencement Date falls bears to 365. If the Term ends on a day other than the last day of a calendar month, the installment of Base Rent payable on the first day of the last calendar month of the Term shall be that proportion of Base Rent which the number of days from the first day of such last calendar month to the last day of the Term bears to 365.

4.9	Occupancy Costs Payments:

(a)	Prior to the Commencement Date and at the beginning of each Fiscal Year thereafter, the Landlord shall compute and deliver to the Tenant a bona fide estimate in writing of the Occupancy Costs for the next ensuing Fiscal Year or portion thereof, if applicable. Without further notice or demand, the Tenant shall pay to the Landlord the amount of the Occupancy Costs in equal monthly installments, in advance, over the Fiscal Year or portion thereof, simultaneously with the Tenant’s payments on account of Base Rent.

(b)	The Landlord shall keep proper and sufficient records and accounts of all Occupancy Costs and shall deliver to the Tenant within one hundred eighty (180) days following the end of each Fiscal Year, a written statement, setting out in reasonable detail the amount of Occupancy Costs for such Fiscal Year. If the total monthly installments of Occupancy Costs actually paid by the Tenant to the Landlord during the Fiscal Year is lower than the amount of the Occupancy Costs payable for the Fiscal Year, the Tenant shall pay to the Landlord the difference, without interest, within thirty (30) days after the date on which such statement is received by the Tenant, and if the total monthly installments of Occupancy Costs actually paid by the Tenant to the Landlord during the Fiscal Year is greater than the amount of Occupancy Costs payable for the Fiscal Year, the Landlord shall, at the Landlord’s option and without interest, pay to the Tenant the difference or credit the difference against the Tenant’s rental account. Notwithstanding the foregoing, the Landlord’s rendering of any such statement shall not affect the Landlord’s right subsequently to render an amended or corrected statement.

(c)	If the Tenant disagrees with the accuracy of Occupancy Costs as set forth in the Landlord’s written statement, the Tenant will nevertheless make payment in accordance with any notice given by the Landlord, but will notify the Landlord within sixty (60) days of receipt of the written statement of such disagreement. If the Landlord and the Tenant are unable to reach agreement it shall be referred by the Landlord for prompt decision by the Landlord’s auditor, and the decision will be final and binding on both the Landlord and the Tenant. Any adjustment required to any previous payment made by the Tenant or the Landlord by reason of any such decision will be made within fourteen (14) days thereof. The Tenant shall pay the cost of the auditor’s review unless an error is determined in the Tenant’s favour in excess of five percent (5%) of the total amount of Occupancy Costs, in which case the Landlord shall pay the cost of the auditor’s review.

(d)	The Tenant may not claim a re-adjustment in respect of Occupancy Costs for a Fiscal Year if based upon any error of computation or allocation except by notice delivered to the Landlord within sixty (60) days after the date of delivery of the statement. In no event shall any examination or other dispute permit the Tenant to delay payment of Occupancy Costs as required by this Article.

4.10	Deposits:

(a) Prepaid Rent Deposit: The Landlord acknowledges receipt from the Tenant of the Prepaid Rent Deposit in the amount set forth in Section 1.1(h) as partial consideration for this Lease and the Prepaid Rent Deposit shall be held by the Landlord without liability for interest and applied towards payment of the Base Rent, Occupancy Costs and G.S.T. payable by the Tenant to the Landlord in accordance with Section 1.1(h).

(b) Security Deposit: The Landlord acknowledges receipt from the Tenant of the Security Deposit in the amount set forth in Section 1.1(h) and the Security Deposit shall be held by the Landlord without liability for interest and may be applied, in the Landlord’s discretion, to remedy any default by the Tenant hereunder, whether in respect to the payment of Rent or other payments due to the Landlord under the terms of this Lease. In the event the entire Security Deposit or any portion thereof is applied by the Landlord towards the payment of overdue Rent prior to the expiration of the Term, then the Tenant shall, on written demand of the Landlord, forthwith remit to the Landlord such sum as is sufficient to restore such Security Deposit to its original amount. Within thirty (30) days after the expiration of the Term and subject to delivery of exclusive possession of the Premises by the Tenant to the Landlord in the state of repair required by the Tenant pursuant to Section 9.1 hereof, the Landlord, without limiting any of its rights or remedies under this Lease or at law, shall return the Security Deposit, or so much thereof as has not been applied by the Landlord, as aforesaid, without interest to the Tenant, less all costs and expenses which the Landlord, at the Landlord’s option, may incur (i) in correcting or satisfying any default, or any Rent owing by the Tenant, under this Lease, (ii) in returning the Premises to the state of repair required by the Tenant pursuant to Section 9.1 hereof, and (iii) in employing security personnel to be on site during the Tenant’s move from the Building at the expiration of the Term.

The Landlord may deliver the Security Deposit to any purchaser of the Landlord’s interest in the Building and the Landlord shall thereby be discharged of any further liability with respect to such Security Deposit. The Landlord may commingle the Security Deposit with its own funds and shall not hold the Security Deposit as a trustee.

4.11	No Deemed Satisfaction: No payment by the Tenant or receipt by the Landlord of a lesser amount than any installment of Rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any cheque or payment of Rent shall be deemed an accord and satisfaction. The Landlord may accept such cheque or payment without prejudice to the Landlord’s right to recover the balance of such installment or payment of Rent, or pursue any other remedies available to the Landlord.

ARTICLE 5 – TAXES

5.1	Landlord’s Taxes: The Landlord shall pay before delinquency (subject to participation of the the Tenant by payment of Occupancy Costs under Section 4.3) every real estate tax, property tax, assessment, license fee and other charge (except for the Tenant’s taxes under Section 5.2), which is imposed, levied, assessed or charged by any governmental or quasi-governmental authority having jurisdiction and which is payable by the Landlord in respect of the Term upon or on account of the Lands or the Building.

5.2	Tenant’s Taxes: The Tenant shall pay or remit before delinquency every tax, assessment, license or privilege fee, excise, gross receipts or sales tax and other charges, however described, which is imposed, levied, assessed or charged by any governmental or quasi-governmental authority having jurisdiction and which is payable in respect of the Term upon or on account of:

(a)	operations at, occupancy of, or conduct of business from the Premises by or with the permission of the Tenant, including without limitation, personnel, business, sales and income tax;

(b)	fixtures or personal property in the Premises which do not belong to the Landlord, including without limitation, taxes on equipment and machinery of the Tenant; and

(c)	the Rent paid or payable or reserved by the Tenant to the Landlord for the Premises or for the use and occupancy of all or any part thereof.

5.3	Real Estate Taxes: The Tenant shall pay to the Landlord, as part of the Occupancy Costs as set forth in this Lease, in each and every year during the Term, its Proportionate Share of all Real Estate Taxes as outlined in Schedule C.

5.4	Goods and Services Taxes: The Tenant specifically acknowledges and agrees that as part of its Rent payable pursuant to Section 4.1 and Section 4.3 hereof, the Tenant shall pay to the Landlord any multi-stage sales, sales, use, consumption, value-added or other similar taxes imposed by the Government of Canada, or by any provincial or local government upon the Landlord or the Tenant or in respect of this Lease, the payments made by the Tenant (whether Base Rent, Occupancy Costs or otherwise) for the goods and services provided by the Landlord hereunder including, without limitation, the rental of the Premises or administrative services provided to the Tenant or to tenants generally. In addition, the Tenant shall also reimburse and indemnify the Landlord for the Tenant’s Proportionate Share of amounts paid by the Landlord as or on account of such taxes in respect of any goods or services acquired by the Landlord for the purpose of this Lease. Amounts payable by the Tenant under this Article from time to time shall be paid when Rent under this Lease is payable.

5.5	Right to Contest: The Landlord has the right to contest in good faith the validity or amount of any tax, assessment, license fee, excise fee and other charge which it is responsible to pay under this Article 5. The Tenant shall have the right to contest in good faith the validity or amount of any tax, assessment, license fee, excise fee and other charge which it is responsible to pay under Section 5.2 and Section 5.4 hereof, provided that no contest by the Tenant may involve the possibility of forfeiture, sale or disturbance of the Landlord’s interest in the Premises and that upon the final determination of any contest by the Tenant, the Tenant shall immediately pay and satisfy the amount found to be due, together with any costs, penalties and interest.

ARTICLE 6 – ADDITIONAL CHARGES

6.1	The Landlord may charge an Administration Fee of 15% to the Tenant for:

(a)	services performed for the exclusive benefit of the Tenant, whether at the Tenant’s request or otherwise, including without limitation, providing supervisory, inspection, security and maintenance services, reviewing plans and specifications and other services performed in excess of the services provided by the Landlord pursuant to Article 8;

(b)	costs incurred and paid by the Landlord due to the Tenant’s actions or inactions, including payment of penalties incurred as a result of the Tenant’s use of the Premises or the Building, and third party invoices payable by the Tenant;

(c)	reasonable professional fees paid for environmental or structural engineers, space planners or architects engaged solely in connection with the Tenant’s use and lease of the Premises; and

(d)	legal fees, cost of credit checks, and related costs incurred by the Landlord in enforcing the terms of this Lease.

6.2	This Administration Fee shall be charged without duplication. Where this Lease specifically provides for an Administration Fee for additional services, no further fee shall be charged hereunder.

6.3	The Administration Fee shall be paid by the Tenant to the Landlord as Rent on demand.

ARTICLE 7 – USE OF PREMISES

7.1	Use: The Premises shall be used and occupied only for the Permitted Use, as permitted under the existing zoning regulations which the Tenant has investigated and found compatible with its use, or for such other purposes as the Landlord may specifically authorize in writing. The Tenant shall operate and use the Premises throughout the Term for such purpose in a reputable and diligent manner in accordance with this Lease and the rules and regulations designed or established by the Landlord.

7.2	Compliance with Laws: The Premises shall be used and occupied in a safe, careful and proper manner so as not to contravene any present or future governmental or quasi-governmental laws in force or regulations or orders. If due solely to the Tenant’s use of the Premises, improvements are necessary to comply with any of the foregoing or with the requirements of insurance carriers, the Tenant shall pay the entire cost thereof.

7.3	Abandonment: The Tenant shall not abandon the Premises at any time during the Term without the Landlord’s written consent.

7.4	Nuisance: The Tenant shall not cause or maintain any nuisance in or about the Premises, the Building or the Lands, and shall keep the Premises free of debris, rodents, vermin and anything of a dangerous, noxious or offensive nature or which could create a fire hazard (through undue load on electrical circuits or otherwise) or undue vibration, heat, odour, or noise.

7.5	Security: The Tenant shall take all reasonable security measures as are necessary to protect and safeguard the Premises and its contents. The Tenant shall repair, at its cost, or the Tenant shall reimburse the Landlord for the cost of repair of any and all damages caused to the Building or the Premises resulting from burglary or other unlawful entry to the Premises.

ARTICLE 8 – SERVICES, MAINTENANCE, REPAIR AND ALTERATIONS BY LANDLORD

8.1	Operation of Building: During the Term the Landlord shall operate and maintain the Building in accordance with standards from time to time prevailing for similar office buildings in the area in which the Building is located and, subject to participation by the Tenant by payment of Occupancy Costs under Section 4.3 shall provide the services set out in Sections 8.2 and 8.3.

8.2	Services to Premises: The Landlord shall arrange for the provision of:

(a)	Heating, Ventilation and Air Conditioning: heating, ventilation and air conditioning (but not any special air conditioning or heating as may be required with respect to the operation of computer equipment or any other equipment to be installed by the Tenant in the Premises) to the Premises of a standard as established by custom and practice for similar office buildings in the city in which the Building is located, during Normal Business Hours. Upon reasonable prior written notice from the Tenant, not to be less than 72 hours, the Landlord shall furnish air conditioning to the Premises after Normal Business Hours, but only at the expense of the Tenant at the Landlord’s fixed hourly fee as determined from time to time by the Landlord acting reasonably.

(b)	Cleaning: cleaning and janitorial services, including waste removal and exterior window cleaning to the Premises to standards consistent with the maintenance of similar office buildings.

(c)	Electricity & Other Utilities: subject to the Landlord’s ability to obtain same from its principal suppliers, electricity for normal lighting and small business machines therein, for which electricity the Tenant shall pay its Proportionate Share. In no event shall the Landlord be liable for, nor shall the Landlord have any obligation with respect to, any interruption or cessation of, or a failure in the supply of, any such Utilities, services or systems to the Building or to the Premises, whether or not supplied by the Landlord or others.

If at any time during the Term the Landlord should determine, in its sole discretion, that the Tenant’s use of any Utility or service used or consumed in or in respect of the Premises is in any way unusual or of an excessive nature, the Landlord may, at its option but at the sole cost and expense of the Tenant, install in the Premises a separate meter or submeter with respect to such Utility or service, whereupon the Tenant’s costs in connection with such Utility or service shall be determined in accordance with such separate meter or submeter

(d)	Lighting: replacement of building standard fluorescent tubes, light bulbs and ballasts as required from time to time as a result of normal usage.

(e)	Maintenance: maintenance, repair, and replacement as set out in Section 8.4.

(f)	Telephone: appropriate ducts in the Building for allowing the Tenant to bring telephone services to the Premises.

8.3	Building Services: The Landlord shall provide in the Building:

(a)	Access: the Landlord will permit the Tenant and the Tenant’s employees and visitors to have the use during Normal Business Hours in common with others of the main entrance and the stairways, corridors and elevators leading to the Premises. At times other than Normal Business Hours, the Tenant and the Tenant’s employees and visitors shall have access to the Building and to the Premises and use of the elevators only in accordance with the Landlord’s Rules and Regulations. The Landlord may from time to time make temporary or long term changes to the Building security and Building access procedures without any compensation to the Tenant for loss of business, lost time or inconvenience. In times of actual or possible terrorist or other significant threat to property or life safety, the Landlord may cause the Building to be locked, evacuated or closed until such threat or action has reasonably passed. The Tenant shall ensure that its staff and invitees follow all security procedures and processes as are deemed necessary by the Landlord.

(b)	Basic Services: heat, ventilation, air conditioning, lighting, electricity, running water, and janitor service in the Common Areas.

(c)	Directory: a general directory board on which the Tenant shall be entitled to have its name shown, but the Landlord shall have exclusive control thereof and of the area thereon to be allocated to each tenant.

(d)	Elevators: elevator or escalator service (if applicable) for access to and egress from the Premises.

(e)	Fitness Centre: if installed by the Landlord, the Tenant and its employees shall be entitled to use of the fitness centre subject to the Tenant, or the Tenant’s employees, if applicable, executing and delivering the Landlord’s standard form of license agreement for the fitness centre, their payment of user fees in force from time to time and their compliance with the rules and regulations established from time to time in respect of the fitness centre.

(f)	Loading Dock: the Tenant shall have the right of reasonable use, in common with other tenants, of the loading dock during Normal Business Hours and, subject to appropriate security arrangements being made and the Landlord’s approval being obtained, after Normal Business Hours. The Tenant shall not use the elevators in the Building for the purposes of moving chattels except outside Normal Business Hours and with the prior consent of the Landlord, such consent not to be unreasonably withheld. The Tenant shall be fully responsible for the repair of any damage caused by the moving of chattels into or out of the Building.

(g)	Maintenance: repair and replacement as set out in Section 8.4.

(h)	Security: security typical for a building of this type.

(i)	Washrooms: domestic hot and cold (or temperate) running water and necessary supplies in washrooms located in the Common Areas sufficient for the normal use thereof by occupants in the Building.

8.4	Maintenance, Repair and Replacement: The Landlord shall operate, maintain, repair and replace the systems, facilities and equipment necessary for the proper operation of the Building and for provision of the Landlord’s services under Sections 8.2 and 8.3 (except such as may be installed by or for or be the property of the Tenant), and shall be responsible for and shall expeditiously maintain and repair the foundations, structure and roof of the Building provided that:

(a)	if all or part of such systems, facilities and equipment are destroyed, damaged or impaired, the Landlord shall have a reasonable time in which to complete the necessary repair or replacement, and during that time shall be required only to maintain such services as are reasonably possible in the circumstances;

(b)	the Landlord may temporarily discontinue such services or any of them at such times as may be necessary due to causes beyond the reasonable control of the Landlord;

(c)	the Landlord shall use reasonable diligence in carrying out its obligations under this section, but except as expressly provided otherwise in this Lease, there shall be no allowance to the Tenant by way of diminution of Rent, or otherwise, and no liability on the part of the Landlord by reason of inconvenience, annoyance or injury to the business arising from the happening of the event which gives rise to the need for any repairs, alterations, additions or improvements or from making of any repairs, alterations, additions or improvements in or to any portion of the Building or the Premises, or in and to the fixtures, appurtenances and equipment thereof. The Landlord agrees to use its reasonable commercial efforts to do any work done by it in such a manner as not to unreasonably interfere with or impair the Tenant’s use of the Premises;

(d)	no reduction or discontinuance of such services under this Section shall be construed as an eviction of the Tenant or (except as specifically provided in this Lease) release the Tenant from any obligation of the Tenant under this Lease; and

(e)	nothing contained herein shall derogate from the provisions of Article 17.

8.5	Additional Services:

(a)	If from time to time as requested in writing by the Tenant, and to the extent that it is reasonably able to do so, the Landlord shall provide in the Premises services in addition to those set out in Section 8.2, provided that the Tenant shall within ten (10) days of receipt of any invoice for any such additional services pay the Landlord therefor at such reasonable rates as the Landlord may from time to time establish plus an Administration Fee.

(b)	The Tenant shall not without the Landlord’s written consent install in the Premises equipment that generates sufficient heat to affect the temperature otherwise maintained in the Premises by the heating, ventilation and air conditioning system as normally operated. The Landlord may install supplementary air conditioning units, facilities or services in the Premises, or modify its air conditioning systems, as may in the Landlord’s reasonable opinion be required to maintain proper temperature levels and the Tenant shall pay the Landlord within ten (10) days of receipt of any invoice for the cost thereof, including installation, operation and maintenance expense plus an Administration Fee.

(c)	If the Landlord shall from time to time reasonably determine that the use of electricity or any other utility or service in the Premises is disproportionate to the use thereof by other tenants, the Landlord may separately charge the Tenant for the excess costs attributable to such disproportionate use. At the Landlord’s request, the Tenant shall install and maintain at the Tenant’s expense, metering devices for checking the use of any such utility or service in the Premises.

8.6	Alteration by the Landlord: The Landlord may from time to time:

(a)	make repairs, replacements, changes or additions to the structure, systems, facilities and equipment in the Premises where necessary to serve the Premises or other parts of the Building;

(b)	make changes in or additions to any part of the Building not in or forming part of the Premises; and

(c)	change or alter the Building services or facilities, the location of driveways, sidewalks or other Common Areas, and to extend existing buildings or erect new buildings or extend existing buildings above the Premises or other rentable premises or Common Areas of the Building, or add new Common Areas to or on the Building;

provided that in doing so the Landlord shall not materially disturb or interfere with the Tenant’s use of the Premises and operation of its business any more than is reasonably necessary in the circumstances and shall repair any damage to the Premises caused thereby.

8.7	Access by the Landlord: The Tenant shall permit the Landlord to enter the Premises outside Normal Business Hours, and during Normal Business Hours in case of an emergency or where such entry will not unreasonably disturb or interfere with the Tenant’s use of the Premises and operation of its business, to examine, inspect, and show the Premises to persons wishing to lease them or to purchase the Building, to provide services or make repairs, replacements, changes or alterations as set out in this Lease, and to take such steps, as the Landlord may deem necessary for the safety, improvement or preservation of the Premises or the Building. The Landlord shall whenever possible consult with or give reasonable notice to the Tenant prior to such entry, except in the case of an emergency, but in any event no such entry shall constitute an eviction or entitle the Tenant to any abatement of Rent.

8.8	Notice of Letting and Inspection by Prospective Tenants: At any time within one hundred eighty (180) days prior to the expiry or sooner termination of this Lease or at any time when the Tenant is in arrears of Rent equal to an amount greater than one month’s Base Rent for more than thirty (30) days, any prospective tenant or its representative may inspect the Premises and all parts thereof at all reasonable hours if accompanied by the Landlord or its agent or agents, or unaccompanied on production of a written order signed by the Landlord or its agent or agents.

8.9	Relocation: [Intentionally deleted].

8.10	Energy Conservative and Security Policies: The Landlord shall be deemed to have observed and performed those things required to be observed and performed pursuant to the terms of this Lease, including those relating to the provision of utilities and services, if in doing so it acts in accordance with a directive, policy or request of a governmental or quasi-governmental authority serving the public interest in the field of energy conservation or security.

ARTICLE 9 – MAINTENANCE, REPAIR, ALTERATIONS AND IMPROVEMENTS BY TENANT

9.1	Condition of Premises: Except to the extent that the Landlord is specifically responsible thereof under this Lease, the Tenant shall maintain the Premises and all Leasehold Improvements therein in good order and condition, including:

(a)	repainting and redecorating the Premises and cleaning drapes and carpets at reasonable intervals as needed;

(b)	making repairs, replacements and alterations as needed, including those necessary to comply with the requirements of any governmental or quasi-governmental authority having jurisdiction, of all fixtures and things which at any time during the Term of this Lease are located or erected in or upon the Premises (including but not limited to signs, the inside and the outside of the ground floor windows, partitions and doors, lighting, wiring, plumbing, and electrical fixtures), such repair and maintenance to be made by the Tenant when, where and so often as needed excepting only:

i)	reasonable wear and tear;

ii)	repairs required to be made by the Landlord pursuant to Section 8.4; and

iii)	repairs necessitated by damage from hazards against which the Landlord is required to insure hereunder,

unless such excepted repairs are necessitated by the acts or omissions of the Tenant, its agents, employees, invitees or licensees. The cost of any repair, decoration, maintenance, amendment or replacement required to be made in or to any portion of the Building directly as a result of any act or omission of the Tenant, its employees, servants, agents or licensees shall be paid in full by the Tenant.

9.2	Failure to Maintain Premises: If the Tenant fails to perform any obligation under Section 9.1, then on not less than ten (10) days’ written notice to the Tenant, the Landlord may enter the Premises and perform such obligation without liability to the Landlord for any loss or damage to the Tenant thereby incurred and the Tenant shall pay the Landlord for the cost thereof, plus an Administration Fee, within ten (10) days of receipt of the Landlord’s invoice therefor.

9.3	Alterations by the Tenant: The Tenant may from time to time at its own expense make changes, additions and improvements in the Premises to better adapt the same to its business, provided that any such change, addition or improvement shall comply with the requirements set forth in Schedule E attached hereto.

9.4	Increase in Property Taxes or Insurance: Any increase in property taxes or fire or casualty insurance premiums for the Building attributable to the Tenant’s alterations, additions or improvements shall be solely borne by the Tenant.

9.5	Work by the Landlord: In the event the Tenant requires any of the following work, it shall be carried out at the Tenant’s sole expense by the Landlord, at the Landlord’s option, or by the Tenant subject to the prior written approval of the Landlord and on the condition that the Tenant retains the Landlord’s approved base building contractors and consultants:

(a)	work relating to heating, cooling, ventilation, exhaust control, electrical distribution and life safety systems;

(b)	work on the roof of the Building including the installation of telecommunications equipment;

(c)	patching of Building standard fireproofing;

(d)	any drilling, cutting, coring and patching for conduit, pipe sleeves, chases, duct equipment, or openings in the floors, walls, columns or roofs of the Building; and

(e)	installation of approved modifications to the sprinkler system.

The Tenant shall pay the Landlord an Administration Fee for the Landlord’s supervision and/or management of such work.

9.6	Property of the Landlord: All Leasehold Improvements to the Premises, whether installed or constructed by the Tenant except for trade fixtures, shall become the property of the Landlord when constructed or installed, and the Tenant will be solely responsible for insuring, repairing, maintaining and, if requested by the Landlord, for removal of the same at the expiry of the Term.

9.7	Trade Fixtures and Personal Property: The Tenant may install in the Premises its usual first class trade fixtures and personal property appropriate for the Tenant’s business in a proper manner, provided that:

(a)	no such installation shall interfere with or damage the mechanical or electrical systems or the structure of the Building;

(b)	the charge for the cost of any and all damages to the Building resulting from such installation will be paid by the Tenant;

(c)	such installation does not contravene the provisions of Section 9.3;

(d)	the Tenant will not bring upon the Premises any safe, vault, machinery, equipment, article or thing that by reason of its weight, size or use might, in the opinion of the Landlord, damage the Premises and will not at any time overload the floors of the Premises. If damage is caused to the Building or any part thereof by any machinery, equipment article or thing by overloading, or by any act, neglect or misuse on the part of the Tenant or any person for whom the Tenant is in law responsible the Tenant shall forthwith repair the same; and

(e)	no trade fixtures, furniture or equipment shall be removed by the Tenant from the Premises during the Term except that the Tenant may, at the appointed time and subject to availability of elevators (if installed in the Building) remove its trade fixtures, furniture and equipment where such items have become excess for the Tenant’s purposes or the Tenant is substituting therefor new items. The Tenant shall, in the case of every removal, make good any damage or injury caused to the Premises or the Building by reason of such removal.

9.8

Builder’s Liens: The Tenant shall pay before delinquency all costs for work done or caused to be done by the Tenant in the Premises which could result in any lien or encumbrance being placed on the Landlord’s interest in the Lands or Building or any part thereof, shall keep the title to the Lands or Building and every part thereof free and clear of any lien or encumbrance in respect of such work, and shall indemnify and hold harmless the Landlord against any claim, loss, cost, demand and legal or other expense, whether in respect of any lien or otherwise, arising out of the supply of material, services or labour for such work. The Tenant shall immediately notify the Landlord of any such lien, claim of lien or other action of which it has or reasonably should have had knowledge of and which affects the title to the Lands or Building or any part thereof, and shall cause the same to be removed within fifteen (15) days, failing which the Landlord may take such action as the Landlord deems necessary to remove the same and the entire cost thereof shall be immediately due and payable by the Tenant to the Landlord.

9.9	Signage: The Tenant has the right to have its name displayed on the main lobby directory board for the Building, on the floor lobby directory board, if any, on each floor on which the Premises are located and on the main door to the Premises, all such signs to be at the Tenant’s expense and to be under the exclusive control of the Landlord and to conform to the uniform pattern of identification signs for tenants of the Building prescribed by the Landlord. If the Premises constitute one or more full floors of the Building, the Tenant has the right to have a sign displaying the name of the Tenant in the elevator lobby of each such floor, at the Tenant’s expense, provided that the Landlord has approved the design of the sign.

The Tenant shall not paint, display, inscribe, place or affix any sign, picture, advertisement, notice, lettering or direction on any part of the outside of the Building or visible from the outside of the Building, nor shall the Tenant paint, display, inscribe, place or affix any sign, picture, advertisement, notice, lettering or direction on the outside of the Premises or inside the Premises but visible from the outside without written consent of the Landlord. The Tenant at the termination of this Lease shall remove any such signs or other advertising material, and the Tenant shall promptly repair any and all damage caused by its installation or removal. The cost of such signage, installation, operations, insurance and erection thereof shall be borne entirely by the Tenant and shall be payable upon demand.

9.10	Telecommunications: The Tenant acknowledges and agrees that all telephone and telecommunications services desired by the Tenant shall be ordered and utilized at the sole expense of the Tenant and only with the prior written consent of the Landlord. All the Tenant’s or its providers telecommunications equipment shall be and remain solely in the Premises or, only with the written approval of the Landlord, on the roof of the Building above the Premises, in accordance with rules and regulations adopted by the Landlord from time to time. The Landlord shall have no responsibility for the maintenance of the Tenant’s or its provider’s equipment, including wiring, nor for any wiring or other infrastructure to which the Tenant’s telecommunications equipment may be connected. The Tenant agrees that, to the extent any such service is interrupted, curtailed or discontinued, the Landlord shall have no obligation or liability with respect thereto and it shall be the sole obligation of the Tenant at its expense to obtain substitute service.

Without limitation of the foregoing standard, it shall be reasonable for the Landlord to refuse to give its approval unless all of the following conditions are satisfied:

i)	prior to the installation of any equipment the provider shall provide plans and specifications for the installation of its equipment for the Landlord’s prior approval, however the placement of any of the providers equipment on the roof of the Building shall be in a location determined by the Landlord in its sole discretion, and the provider shall use existing Building conduits and pipes or use contractors approved by the Landlord, and agrees to remove, at the Landlord’s request, all cabling at the expiry or earlier termination of the Term of the Lease;

ii)	prior to commencement of any work in or about the Building by the provider, the provider shall execute the Landlord’s standard telecommunications agreement, and shall supply the Landlord with such written indemnities, insurance, financial statements, and such other items as the Landlord reasonably determines to be necessary;

iii)	the provider agrees to abide by such rules and regulations, building and other codes, job site rules and such other requirements as are reasonably determined by the Landlord to be necessary to protect the interests of the Building, the tenants in the Building and the Landlord; and

iv)	the Landlord shall receive from the provider such compensation as determined by the Landlord for the fair market value of a provider’s access to the Building, and the costs which may reasonably be expected to be incurred by the Landlord; and

v)	the Landlord shall incur no expense whatsoever with respect to any aspect of the provider’s provision of its services, including without limitation, the costs of installation, materials and services.

In the event that telecommunications equipment, wiring and facilities or satellite and antennae equipment of any type installed by or at the request of the Tenant within the Premises, on the roof, or elsewhere within or in the Building causes interference to equipment used by another party, the Tenant shall assume all liability related to such interference. The Tenant shall use reasonable efforts, and shall co-operate with the Landlord and other parties, to promptly eliminate such interference. In the event that the Tenant is unable to do so, the Tenant will substitute alternative equipment that remedies the situation. If such interference persists, the Tenant shall discontinue the use of such equipment, and, at the Landlord’s discretion, remove such equipment according to foregoing specifications.

9.11	Energy Conservation: The Tenant covenants with the Landlord:

(a)	that the Tenant will co-operate with the Landlord in the conservation of all forms of energy in the Building, including without limitation the Premises;

(b)	that the Tenant will comply with all laws, by-laws, regulations and orders relating to the conservation of energy and affecting the Premises or the Building;

(c)	that the Tenant will at its own cost and expense comply with all reasonable requests and demands of the Landlord made with a view to conserving such energy in accordance with good management practice and as would be made by a prudent owner of like property of like age; and

(d)	that any and all costs and expenses paid or incurred by the Landlord in complying with such laws, by-laws, regulations and orders, so far as the same shall apply to the Building, shall be included in Occupancy Costs.

The Landlord shall not be liable to the Tenant in any way for any losses, costs, damages or expenses, whether direct or consequential paid, suffered or incurred by the Tenant as a result of any reduction in the services provided by the Landlord to the Tenant or to the Building as a result of the Landlord’s compliance with such laws, by-laws, regulations or orders.

ARTICLE 10 – INSURANCE

10.1	Tenant’s Insurance: The Tenant, at its expense, will maintain, throughout the Term and any period when it is in possession of all or any portion of the Premises, the insurance as described below.

The Tenant will cause each such insurance policy to:

(i)	be primary, non-contributing with, and not in excess of, any other insurance available to the Landlord or any mortgagee;

(ii)	where the Landlord, its agent and the mortgagee are added as additional insureds, contain a waiver in respect of the interests of the Landlord, its agent and the mortgagee of any provision in any such insurance policies with respect to any breach or violation of any warranties, representations, declarations or conditions in such policies, and be in a form and with insurers satisfactory to the Landlord and the mortgagee; and

(iii)	upon request from the Landlord or upon the placement, renewal, amendment or extension of all or any part of the insurance, the Tenant will immediately deliver to the Landlord certificates of insurance signed by the Tenant’s insurers evidencing the required insurance.

The Tenant’s insurance shall contain the following:

(a)	Property Insurance:

(i)	broad form contents coverage, including flood, earthquake, subject to a stated amount clause, replacement cost clause, and by-law endorsement clause; and

(ii)	comprehensive boiler and machinery insurance on all objects owned or operated by the Tenant or by others (other than the Landlord) on behalf of the Tenant in the Premises with reasonable deductibles.

The insurance under this Section 10.1(a) will insure all property owned by the Tenant or for which the Tenant is legally liable, located within the Building, including, but not limited to, the Tenant’s contents, Tenant’s Work, property of others in the Tenant’s care, custody or control and Leasehold Improvements, in an amount not less than the full replacement cost thereof and twelve (12) months direct or indirect loss of earnings, including prevention of access to the Premises or the Building.

(b)	Liability Insurance:

(i)	Five Million Dollars ($5,000,000) inclusive limits occurrence from commercial general liability (CGL) insurance. This insurance will include coverage for bodily injury or property damage, owners’ products and completed operations, intentional acts to protect persons or property, personal injury, advertising liability, employers’ liability, blanket contractual liability coverage, provision of cross liability, severability of interests and non-owned automobile liability form; and

(ii)	One Million Dollars ($1,000,000) Tenant’s legal liability broad form (TLL) insurance.

(c)	Automobile Insurance:

One Million Dollars ($1,000,000) inclusive limits automobile liability insurance on an owner’s form, covering all licensed vehicles operated by or on behalf of the Tenant.

(d)	Crime Insurance:

Insurance for all damage sustained due to burglary of the Premises.

(e)	Other Insurance:

Any other form of insurance and with whatever higher limits that the Landlord or the Mortgagee requires from time to time.

10.2	Cancellation of Tenant’s Insurance and Additional Insureds: Any insurance called for under Section 10.1 of this Lease shall be endorsed to provide to the Landlord, its agent and the mortgagee thirty (30) days advance written notice of cancellation or material change and shall name the Landlord, its agent and the mortgagee as additional insureds with regard to the operations of the named insured.

If any insurance policy upon the Building or any part thereof shall be cancelled or shall be threatened by the insurer to be cancelled, refused to be renewed or the coverage thereunder reduced in any way by the insurer by reason of the use and occupation of the Premises or any part thereof by the Tenant or by anyone permitted by the Tenant to be upon the Premises, and if the Tenant fails to remedy the condition giving rise to cancellation, threatened cancellation or reduction of coverage within forty-eight (48) hours after notice thereof by the Landlord, the Landlord may, at its option, either (a) re-enter and take possession of the Premises forthwith by leaving upon the Premises a notice in writing of its intention so to do and thereupon the Landlord shall have the same rights and remedies as are contained in Article 20; or (b) enter upon the Premises and remedy the condition giving rise to such cancellation, threatened cancellation or reduction, and the Tenant shall forthwith pay the cost thereof to the Landlord, plus an Administration Fee and the Landlord shall not be liable for any loss or damage caused to any property of the Tenant or of others located on the Premises as a result of any such entry.

10.3	Placement of Tenant’s Insurance by Landlord: If the Tenant fails to take out, renew or keep in force any of the policies of insurance required to be taken out and maintained by the Tenant under Section 10.1, the Landlord may do so as agent of the Tenant and the Tenant shall reimburse the Landlord any amount so paid by the Landlord as agent of the Tenant plus an Administration Fee promptly upon demand by the Landlord.

10.4	Landlord’s Insurance: Landlord shall, at all times throughout the Term, carry:

(a)	broad form property of every description (POED) insurance on the Building and Comprehensive Boiler and Machinery insurance on the equipment contained therein and owned by the Landlord (specifically excluding any property with respect to which the Tenant and other tenants are obliged to insure pursuant to Section 10.1 or similar sections of their respective leases), such insurance endorsed to cover the gross rental value of the Building, all in such reasonable amounts and with such reasonable deductibles as would be carried by a prudent owner of a reasonably similar building, having regard to size, age and location;

(b)	commercial general liability (CGL) insurance with respect to the Landlord’s operations in the Building in such reasonable amounts and with such reasonable deductibles as would be carried by a prudent owner of a reasonably similar building, having regard to size, age and location; and

(c)	such other form or forms of insurance as the Landlord or the mortgagee reasonably considers advisable.

The cost of such insurance shall be included in Operating Expenses. Notwithstanding the Landlord’s covenant contained in this Section 10.4 and notwithstanding any contribution by the Tenant to the cost of the Landlord’s insurance premiums provided herein, the Tenant acknowledges and agrees that (i) the Tenant is not relieved of any liability arising from or contributed to by its acts, fault, negligence or omissions; (ii) no insurable interest is conferred on the Tenant under any policies of insurance carried by the Landlord; and (iii) the Tenant has no right to receive any proceeds of any such insurance policies carried by the Landlord.

ARTICLE 11 – INDEMNITY

11.1	Loss or Damage

The Tenant agrees that the Landlord shall not be liable or responsible in any way to the Tenant or any other person for:

(a)	any injury arising from or out of any occurrence in, upon, at or relating to the Building or Lands or any part thereof or any loss or damage to property (including loss of use thereof) of the Tenant or any other person located in the Building, or the Lands or any part thereof from any cause whatsoever, whether or not any such injury, loss or damage results from any fault, default, negligence, act or omission of the Landlord, or its agents, servants, employees or any other person for whom the Landlord is in law responsible;

(b)	(without limiting the generality of the foregoing provisions of this Section 11.1) any injury to the Tenant or any other person or loss or damage to property resulting from: fire; smoke; explosion; falling plaster, ceiling tiles, fixtures or signs; broken glass; steam; gas; fumes; vapours; odours; dust; dirt; grease; acid; oil; any Hazardous Substance; debris; noise; air or noise pollution; theft; breakage; vermin; electricity; computer, utility, communication or electronic equipment or systems malfunction, breakdown or stoppage; electromagnetic radiation; electrical injury; water; rain; flood; flooding; freezing; tornado; windstorm; snow; sleet; hail; frost; ice; excessive heat or cold; sewage; sewer backup; toilet overflow; or leaks or discharges from any part of the Building (including the Premises), or from any pipes, sprinklers, appliances, equipment (including, without limitation, heating, ventilation and air-conditioning equipment) electrical or other wiring, plumbing fixtures, roof(s), windows, skylights, doors, trapdoors, or subsurface of any floor or ceiling of any part of the Building, or from the street or any other place, or by dampness or climatic conditions, or from any defect in the Building or any part thereof, or from any other cause whatsoever;

(c)	any injury, loss or damage caused by other tenants or any persons in the Building, or by occupants of adjacent property thereto, or by the public, or by construction or renovation, or by any private, public or quasi-public work, or by interruption, cessation or failure of public or other utility service, or caused by Force Majeure;

(d)	any injury to the Tenant or any other person or any loss or damage suffered to the Premises or the contents thereof by reason of the Landlord or its representatives entering the Premises to undertake any work therein, or to exercise any of the Landlord’s rights or remedies hereunder, or to fulfill any of the Landlord’s obligations hereunder, or in the case of emergency;

(e)	any injury, loss or damage insured against or required to be insured against by the Tenant under Section 10.1;

(f)	any injury, loss or damage caused by an act or omission (including theft, malfeasance or negligence) on the part of the agent, contractor or person from time to time employed by the Tenant to perform janitor services, security services, supervision or any other work in or about the Premises or the Building;

(g)	any loss or damage, however caused, to merchandise, stock-in-trade, money, securities, negotiable instruments, papers or other valuables of the Tenant;

(h)	any injury, loss or damage resulting from interference with or obstruction of deliveries to or from the Premises; or

(i)	any injury or damages not specified above to the person or property of the Tenant, its agents, servants or employees, or any other person entering upon the Premises under express or implied invitation of the Tenant.

The Tenant expressly releases the Landlord for any injury or loss or damage to property caused by perils insured against or required to be insured against by the Tenant pursuant to the provisions of Section 10.1 hereof. Without limiting the generality of the provisions of this Section 11.1, (i) all property of the Tenant kept or stored on the Premises shall be so kept or stored at the risk of the Tenant only, and (ii) the Tenant shall promptly indemnify and hold harmless the Landlord from and against any and all claims, losses, actions, suits, proceedings, causes of action, demands, damages, fines, duties, judgments, executions, costs, charges, payments and expenses including any professional consultant and legal fees (on a solicitor and his/her own client basis) (collectively, “Claims”) arising out of or in connection with (A) any loss of or damage to such property, including loss of use thereof, and including, without limitation, any subrogation claims by the Tenant’s insurers, and (B) any injury referred to in this Section 11.1. The intent of this Section 11.1 is that the Tenant (and any persons having business with the Tenant) is to look solely to the Tenant’s insurers to satisfy any Claims which may arise on account of injury, loss or damage, irrespective of the cause.

11.2	Indemnification of Landlord: Notwithstanding any other terms, covenants and conditions contained in this Lease, the Tenant shall promptly indemnify and hold completely free and harmless the Landlord from and against any and all Claims in connection with any injury or any loss or damage to property:

(a)	arising from or out of this Lease, or any alterations in, to or for the Premises, or any occurrence in, upon or at the Premises, or the occupancy or use by the Tenant of the Premises, or any part thereof, or occasioned wholly or in part by any fault, default, negligence, act or omission of the Tenant or by any person permitted to be on the Premises by the Tenant; and

(b)	arising from, relating to or occurring in, upon or at any part of the Building (other than the Premises) occasioned in whole or in part by any fault, default, negligence, act or omission by the Tenant or any of the directors, officers, servants, employees, contractors, agents, invitees and licensees of the Tenant and all other persons over whom the Tenant (i) may reasonably be expected to exercise control, and (ii) is in law responsible.

If the Landlord shall be made a party to any litigation commenced by or against the Tenant, the Tenant shall promptly indemnify and hold harmless the Landlord and shall pay the Landlord all costs and expenses, including, without limitation, any professional, consultant and legal fees (on a solicitor and his/her own client basis) that may be incurred or paid by or on behalf of the Landlord in connection with such litigation, as Rent, on demand. The Landlord may, at its option and at the Tenant’s expense, participate in or assume carriage of any litigation or settlement discussions related to the foregoing or any other matter for which the Tenant is required to indemnify the Landlord under this Lease. Alternatively, the Landlord may require the Tenant at the Tenant’s expense to assume carriage of and responsibility for all or any part of such litigation or discussions, subject to the Tenant at all times keeping the Landlord up to date in writing as to the status thereof.

The indemnification of the Landlord contained in this Section 11.2 shall not be prejudiced by, and shall survive the termination of, this Lease.

ARTICLE 12 – ASSIGNMENT AND SUBLETTING

12.1	Assignment or Subletting: The Tenant will not assign, transfer, sublet, part with or share possession or set over or permit the Premises to be occupied or used by a licensee or concessionaire or otherwise by any act or deed permit the Premises or any part of them to be assigned, transferred, set over or sublet, whether by operation of law or otherwise, (individually and collectively, a “Transfer”) unto any persons, firm, partnership or corporation whomsoever except with prior consent of the Landlord, as set out herein. Notwithstanding the foregoing, the Tenant shall not assign or sublet all or part of the Premises to any other tenant in the Building.

If the Tenant desires to assign this Lease or sublet the Premises or any portion thereof to a named third party (the “Transferee”), the Tenant shall first provide the Landlord with any information the Landlord may reasonably require, including a true copy of the agreement to assign or sublet (the “Transfer Agreement”); evidence as to the responsibility, reputation, financial standing and business of the proposed transferee; a completed credit check application in the Landlord’s form; and if any Leasehold Improvements are contemplated to be undertaken, then plans and specifications, including but not limited to, mechanical, electrical and structural drawings, (collectively the “Transfer Information”). The Tenant shall give at least thirty (30) days’ prior written notice to the Landlord of the proposed Transfer and the effective date thereof.

Any request for a Transfer may be documented by the Landlord or, at the Landlord’s option, by its solicitors, and the Landlord’s then current standard fee (the “Documentation Fee”), any legal costs and any third party costs including, but not limited to, architects or consultants fees, (collectively, the “Transfer Fee”) with respect thereto shall be payable by the Tenant on demand.

12.2	Landlord’s Rights: Upon receipt of the request for consent, the Transfer Information and the Documentation Fee, the Landlord shall have the following rights:

(a)	to sublease from the Tenant the Rentable Area to be sublet or assigned under the Transfer Agreement on the same terms and conditions as set out in the Transfer Agreement (except in respect of rent which shall be the lesser of the Rent paid therefor by the Tenant under this Lease or the rent specified in the Transfer Agreement) by giving written notice to the Tenant within fourteen (14) days of receipt of a true copy of the request for consent, the Transfer Information and the Documentation Fee; or

(b)	to terminate this Lease in respect of the Rentable Area to be sublet or assigned under the Transfer Agreement, however if such area is greater than 50% of the Rentable Area of the Premises then the Landlord shall have the right to terminate this Lease in respect of the total Rentable Area of the Premises, as set out in Section 12.3; or

(c)	to withhold its consent to a Transfer of a portion of the Premises where, in the Landlord’s sole opinion the premises resulting from such a demise would have unreasonable configurations or access exit points;

(d)	to withhold its consent to a Transfer where the intended use of the Premises by the proposed Transferee is inconsistent with the terms of this Lease, the proposed Transferee is a governmental agency, or where in the Landlord’s judgment, the proposed Transferee has an unsatisfactory financial covenant or business history,

12.3	Termination by the Landlord: The Landlord’s termination rights set out in Section 12.2(b) shall be exercised by giving written notice to the Tenant within fourteen (14) days of receipt by the Landlord of the request for consent, the Transfer Information and the Documentation Fee, and the termination date shall be the date stipulated in the Landlord’s notice which shall in no event be less than sixty (60) days nor more than ninety (90) days following the giving of such notice by the Landlord.

12.4	Termination of Subleased Area: If the Landlord exercises its rights set out in Section 12.2(a), the Landlord shall have an additional right to terminate this Lease in respect of the Rentable Area sublet by the Tenant to the Landlord and such additional right of termination shall be exercised by giving written notice to the Tenant not less than seven (7) days prior to the end of the term of sublease to the Landlord and the termination date shall be the day following the end of the term of the sublease. If this Lease is terminated by the Landlord with respect to a part of the Premises, the Rent payable under this Lease shall thereafter abate proportionately and all other appropriate recalculations shall be made to recognize that the rentable area of the Premises under this Lease has been reduced.

12.5	Consent to Assignment or Subletting: If the Landlord does not exercise its rights set out in Sections 12.2(a), (b), (c), or (d) above, the Tenant may sublet the Premises or assign this Lease, as applicable, subject to the consent of the Landlord being first obtained, which consent may be conditional upon the following:

(a)	the Tenant delivering the Transfer Fee to the Landlord;

(b)	if the Base Rent (net of reasonable out of pocket costs for commissions, cash allowances and leasehold improvements required by and made for, or on behalf of, the Transferee by the Tenant, amortized on a straight line basis over the term of the Transfer) to be paid by the Transferee exceeds the Base Rent payable by the Tenant under this Lease, the amount of such excess shall be paid forthwith by the Tenant to the Landlord;

(c)	the Transferee executing and delivering a consent agreement, on the Landlord’s standard form agreeing to be bound by the terms of the Lease; and

(d)	if the Landlord consents to a Transfer or a consent to transfer is obtained by the Order of Court of competent jurisdiction, the Landlord shall have the right to increase Base Rent payable for the balance of the Term to fair market value for similar improved premises in similar buildings in the city in which the Building is located.

12.6	Improvements at the Tenant’s Cost: In the event any partial sublease or partial assignment is made pursuant to this Article 12, the Tenant shall bear the cost of all Leasehold Improvements (including, without limiting the generality of the foregoing, all demising walls, entrance doors, mechanical and electrical modifications) necessary to separate the area to be sublet or assigned from the remainder of the Premises and the Tenant shall also be responsible for the removal of all Leasehold Improvements, if requested by the Landlord, at the expiry of all sublease agreements.

12.7	Tenant’s Obligations Continue: No assignment or disposition by the Tenant of this Lease or of any interest under this Lease shall relieve the Tenant from the performance of its covenants, obligations or agreements under this Lease. Such assignment or other disposition shall render null and void at the time of such assignment or other disposition any options to renew contained in this Lease and any options or rights to additional area unless the Landlord shall have otherwise agreed in writing.

12.8	No Deemed Consent: The Landlord’s consent to any Transfer shall not be effective unless given by the Landlord in writing, and no such consent shall be deemed or presumed by any act or omission of the Landlord other than consent in writing, nor shall any consent be deemed to be a consent to any future Transfer by the Tenant or by any Transferee. Without limiting the generality of the foregoing, the Landlord may collect Rent and any other amounts from any Transferee and apply the net amount collected to the Rent and other amounts payable pursuant to this Lease, and the collection or acceptance of such amounts shall not be deemed to be a waiver of the Landlord’s rights under this Article 12 nor an acceptance of or consent to any such Transfer.

12.9	Subsequent Assignments: The Landlord’s consent to an assignment, transfer or subletting (or use or occupation of the Premises by any other person) shall not be deemed to be a consent to any subsequent assignment, transfer, subletting, use or occupation.

12.10	Change in Corporate Control: If the sale, assignment, transfer or other disposition of any of the issued and outstanding capital stock of the Tenant (or of any successor or assignee of the Tenant which is a corporation) shall result in changing the control of the Tenant such sale, assignment, transfer or other disposition shall be deemed an assignment of this Lease and shall be subject to all of the provisions of this Lease with respect to assignments by the Tenant, provided, however, that the Landlord’s consent shall not be required to an assignment or transfer of the issued and outstanding capital stock of the Tenant:

(a)	to a corporation controlled by or subject to the same control as the assignor or transferor; or

(b)	if the Tenant is a public corporation whose shares are traded and listed on any recognized stock exchange in Canada or in the United States; or

(c)	to a member or members of the family of the assignor or transferor; or

(d)	in the case of devolution through death;

so long as in either case prior to or as soon as reasonably possible thereafter, the Landlord has received assurances satisfactory to the Landlord that there will be a continuity of the existing management of the Tenant, and of its business practices and policies notwithstanding any such sale, transfer or other disposition of controlling shares.

For the purpose of this Section 12.10, “control” of any corporation shall be deemed to be vested in the person or persons owning more than fifty percent (50%) of the voting power for the election of the board of directors of such corporation and a “member or members” of the family of any assignor shall include his spouse, parents, brother or sisters and issue.

12.11	Securing Loan: The restrictions on assigning and subletting as aforesaid shall apply, mutatis mutandis, to any assigning, subletting, mortgaging or other transferring of the Premises or this Lease or Leasehold Improvements by the Tenant for the purpose of securing any loan.

12.12	Unamended Lease Terms: If the Tenant receives the Landlord’s written consent to a Transfer under the provisions of this Article 12, the Tenant, the Landlord and proposed Transferee specifically agree that notwithstanding anything to the contrary contained herein, all terms, covenants and conditions of this Lease shall remain as herein specified including, without limitation, the provisions of this Lease relating to the use, business name and character of the business, unless such sections are specifically amended in writing between the Tenant and the Landlord.

12.13	No Advertising: The Tenant shall not advertise the whole or any part of the Premises or this Lease for the purpose of a Transfer and shall not print, publish, post, display or broadcast any notice or advertisement to that effect and shall not permit any broker or other person to do any of the foregoing, unless the complete text and format of any such notice, advertisement or offer is first approved in writing by the Landlord. Without in any way restricting or limiting the Landlord’s right to refuse any text or format on other grounds, any text or format proposed by the Tenant shall not contain any reference to the rental rate of the Premises.

ARTICLE 13 – SURRENDER

13.1	Possession: At the expiration or earlier termination of the Term, the Tenant shall peaceably surrender and yield up to the Landlord the Premises and all Leasehold Improvements made, constructed, erected or installed in the Premises in good and substantial repair and condition in accordance with its covenants to maintain and repair the Premises. The Tenant shall surrender all keys for the Premises to the Landlord at the place then fixed for payment of Rent, and shall inform the Landlord of all combinations of locks, safes and vaults, if any, in the Premises.

13.2	Removal of Improvements, Fixtures and Goods: Upon the expiration or earlier termination of the Term and at the Tenant’s cost, the Tenant shall be responsible to remove all office machines, equipment, furniture, safes or vaults, data and telecommunications cabling and Leasehold Improvements (as may be required by the Landlord), and shall make good any damage caused by reason of the installation and removal of such items. Notwithstanding the foregoing, the Tenant shall not remove any trade fixtures, goods or chattels of any kind from the Premises until all rent and other monies due by the Tenant to the Landlord are paid. Any removal of equipment or Leasehold Improvements, which is undertaken pursuant to this clause, and restoration of the Premises to good order and condition, reasonable wear and tear excepted, shall be completed prior to the expiry of the Term. The Tenant’s obligations to observe or perform this covenant shall survive the expiration or earlier termination of this Lease.

13.3	Landlord Property: All Leasehold Improvements made, constructed, erected or installed in the Premises and not required by the Landlord to be removed are the property of the Landlord.

13.4	Tenant’s Failure to Remove and Repair: Should the Tenant fail to remove any Leasehold Improvements which it has been instructed to remove by the Landlord, or any trade fixtures, goods or chattel of any kind from the Premises or to repair the Premises prior to the expiry or earlier termination of the Term of this Lease then the Landlord may, at its option, remove such Leasehold Improvements which the Landlord had instructed the Tenant to remove, remove trade fixtures, goods or chattels of the Tenant of any kind and repair any damage caused to the Premises by their removal at the Tenant’s expense including an Administration Fee and may dispose of same in any manner which the Landlord sees fit without compensation of any kind whatsoever to the Tenant, all in accordance with Section 20.5.

13.5	Termination of Sublease: The expiry or early termination of the Lease shall at the Landlord’s option terminate all or any subleases.

13.6	Payments After Termination: No payments of money by the Tenant to the Landlord after the expiration or earlier termination of the Term or after giving of any notice (other than a demand for payment of money) by the Landlord to the Tenant, shall reinstate, continue or extend the Term or make ineffective any notice given to the Tenant prior to the payments of such money. After the service of notice or the commencement of a suit, or after final judgment granting the Landlord possession of the Premises, the Landlord may receive and collect any sums of Rent due under this Lease, and the payment thereof shall not make ineffective any notice, or in any manner affect any pending suits or any judgment therefor obtained.

ARTICLE 14 – HOLDING OVER

14.1	Month-to-Month Tenancy: If, with the Landlord’s written consent, the Tenant remains in possession of the Premises after the expiration or other termination of the Term, the Tenant shall be deemed to be occupying the Premises on a month-to-month tenancy only, at a monthly rental equal to one and one quarter times the Base Rent payable by the Tenant in the last month of the Term or such other rental as is stated in such written consent, and such month-to-month tenancy may be terminated by the Landlord or the Tenant on the last day of any calendar month by delivery of at least thirty (30) days’ advance written notice of termination to the other, as the case may be.

14.2	Tenancy at Sufferance: If, without the Landlord’s written consent, the Tenant remains in possession of the Premises after the expiration or other termination of the Term, the Tenant shall be deemed to be occupying the Premises upon a tenancy at sufferance only, at a monthly rental equal to two times the current Rent determined in accordance with Article 4. Such tenancy at sufferance may be terminated by the Landlord at any time by notice of termination to the Tenant on the last day of any calendar month upon thirty (30) days’ advance written notice.

14.3	General: Any month-to-month tenancy or tenancy at sufferance hereunder shall be subject to all other terms and conditions of the Lease except any right of renewal and nothing contained in this Article 14 shall be construed to limit or impair any of the Landlord’s rights of re-entry or eviction or constitute a waiver thereof.

ARTICLE 15 – RULES AND REGULATIONS

15.1	Purpose: The rules and regulations set forth in Schedule D attached hereto have been adopted by the Landlord for the safety, benefit and convenience of all tenants and other persons in the Building. The rules and regulations may differentiate between different types of businesses in the Building, but the Landlord shall not discriminate against the Tenant in the establishment or enforcement of the rules and regulations. All such rules and regulations shall be deemed to be incorporated into and form part of this Lease, provided that if there is a conflict between such rules and regulations and the other provisions of this Lease, such other provisions of this Lease shall in all cases prevail.

15.2	Observance: The Tenant shall, at all times, comply with, and shall cause its employees, agents, licensees and invitees to comply with, such rules and regulations attached hereto as Schedule D hereto and such further and other reasonable rules and regulations and amendments and changes thereto as may be made by the Landlord and notified to the Tenant by mailing a copy thereof to the Tenant or by posting same in a conspicuous place in the Building. All such rules and regulations now or hereafter in force shall be read as forming part of this Lease.

15.3	Non-Compliance: The Landlord shall use its reasonable commercial efforts to secure compliance by all tenants and other persons with such rules and regulations from time to time in effect, but shall not be responsible to the Tenant for failure of any person to comply with such rules and regulations.

ARTICLE 16 – EXPROPRIATION

16.1	Taking of Premises: If during the Term or any renewal thereof all of the Premises shall be taken for any public or quasi-public use under any statute or by right or expropriation, or purchased under threat of such taking, this Lease shall automatically terminate on the date on which the expropriating authority takes possession of the Premises (the “date of such taking”).

16.2	Partial Taking of Building: If during the Term only part of the Building is taken or purchased as set out in Section 16.1, then:

(a)	if in the reasonable opinion of the Landlord substantial alteration or reconstruction of the Building is necessary or desirable as a result thereof, whether or not the Premises are or may be affected, the Landlord shall have the right to terminate this Lease by giving the Tenant at lease thirty (30) days’ written notice of such termination, and

(b)	if more than one-third of the number of square feet in the Premises is included in such taking or purchase, the Landlord and the Tenant shall each have the right to terminate this Lease by giving the other at least thirty (30) days’ written notice thereof.

If either party exercises its right of termination hereunder, this Lease shall terminate on the date stated in the notice, provided however, that no termination pursuant to notice hereunder may occur later than sixty (60) days after the date of such taking.

16.3	Surrender: On any such date of termination under Sections 16.1 or 16.2, the Tenant shall immediately surrender the Premises and all interest therein under this Lease to the Landlord pursuant to Article 13. The Landlord may re-enter and take possession of the Premises and remove the Tenant therefrom, and the Rent shall abate on such date in respect of the portion taken. After such termination, and on notice from the Landlord stating the Rent then owing, the Tenant shall forthwith pay the Landlord such Rent.

16.4	Partial Taking of Premises: If any portion of the Premises (but less than the whole thereof) is so taken, and no rights of termination herein conferred are timely exercised, the Term of the Lease shall expire with respect to the portion so taken on the date of such taking. In such event the Rent payable hereunder with respect to such portion so taken shall abate on such date, and the rent thereafter payable with respect to the remainder not so taken shall be adjusted pro rata by the Landlord in order to account for the resulting reduction in the number of square feet in the Premises.

16.5	Awards: Upon any such taking or purchase, the Landlord shall be entitled to receive and retain the entire award or consideration for the affected lands and improvements, and the Tenant shall not have or advance any claim against the Landlord for the value of its property or its leasehold estate or the unexpired Term of the Lease, or for costs of removal or relocation, or business interruption expense or any other damages arising out of such taking or purchase. Nothing herein shall give the Landlord any interest in or preclude the Tenant from seeking and recovering on its own account from the expropriating authority any award or compensation attributable to the taking or purchase of the Tenant’s improvements, chattels or trade fixtures, or the removal or relocation of its business. If any such award made or compensation paid to either party specifically includes an award or amount for the other, the party first receiving the same shall promptly account therefor to the other.

ARTICLE 17 – DAMAGE BY FIRE OR OTHER CASUALTY

17.1	Limited Damage to Premises: If all or part of the Premises are rendered untenantable by damage from fire or other casualty which, in the reasonable opinion of the Landlord’s Architect, can be substantially repaired under applicable laws and government regulations within one hundred and eighty (180) days from the date of such casualty (employing normal construction methods without overtime or other premium), the Landlord and the Tenant, as the case may be, according to the nature of the damage and their respective obligations to repair, shall repair the damage with all reasonable diligence.

17.2	Major Damage to Premises: If all or part of Premises are rendered untenantable by damage from fire or other casualty which, in the reasonable opinion of the Landlord’s Architect. cannot be substantially repaired under applicable laws and governmental regulations within one hundred and eighty (180) days from the date of such casualty (employing normal construction methods without overtime or other premium), then the Landlord may, at its option, elect to terminate this Lease as of the date of such casualty by written notice to the Tenant not more than ten (10) days after receipt of such Architect’s opinion, failing which the Landlord or the Tenant, as the case may be, according to the nature of the damage and their respective obligations under this Lease, shall repair such damage with all reasonable diligence. If such notice of termination is given, the Tenant shall deliver up possession of the Premises to the Landlord within thirty (30) days after delivery of the notice of termination and Rent shall be apportioned and paid to the date on which the Tenant delivers vacant possession of the Premises, subject to any abatement to which the Tenant may be entitled.

17.3	Abatement: If the Landlord is required to repair damage to all or part of the Premises under Sections 17.1 or 17.2 the Rent payable by the Tenant hereunder shall be proportionately reduced to the extent that the Premises are thereby rendered unusable by the Tenant in its business, from the date of such casualty until five (5) days after completion by the Landlord of the repairs to the Premises (or part thereof rendered untenantable) or until the Tenant again uses the Premises (or part thereof rendered untenantable) in its business, whichever first occurs.

17.4	Major Damage to Building: If all or a substantial part (whether or not including the Premises) of the Building is rendered untenantable by damage from fire or other casualty to such a material extent that in the reasonable opinion of the Landlord the Building must be totally or partially demolished or reconstructed whether or not to be reconstructed in whole or in part, the Landlord may elect to terminate this Lease as of the date of such casualty (or on the date of notice if the Premises are unaffected by such casualty) by written notice delivered to the Tenant not more than sixty (60) days after the date of such casualty, in which event:

(a)	the Tenant shall deliver up possession of the Premises to the Landlord within thirty (30) days after delivery of the notice of termination; and

(b)	Rent shall be apportioned and paid to the date upon which possession has been delivered up.

In the event the Landlord does not terminate this Lease, the Landlord or the Tenant, as the case may be, according to the nature of the damage and their respective obligations under this Lease, shall repair such damage with all reasonable diligence.

17.5	Limitation on the Landlord’s Liability: Except as specifically provided in this Article 17, there shall be no reduction of Rent and the Landlord shall have no liability to the Tenant by reason of any injury to or interference with the Tenant’s business or property arising from fire or other casualty, howsoever caused, or from the making of any repairs resulting therefrom in or to any portion of the Building or the Premises. Notwithstanding anything contained herein, Rent payable by the Tenant hereunder shall not be abated if the damage is caused by any act or omission of the Tenant, its agents, servants, employees or any other person entering upon the Premises under express or implied invitation of the Tenant.

ARTICLE 18 – TRANSFERS BY LANDLORD

18.1	Sale, Conveyance and Assignment: Nothing in this Lease shall restrict the right of the Landlord to sell, convey, assign or otherwise deal with the Lands or the Building, subject only to the rights of the Tenant under this Lease.

18.2	Effect of Sale, Conveyance or Assignment: A sale, conveyance or assignment of the Lands and Building shall operate to release the Landlord of liability, from and after the effective date thereof, upon all of the covenants, terms and conditions of this Lease, express or implied, except as such may relate to the period prior to such effective date, and the Tenant shall thereafter look solely to the Landlord’s successor in interest in and to this Lease. This Lease shall not be affected by any such sale, conveyance or assignment, and the Tenant shall attorn to the Landlord’s successor in interest thereunder.

18.3	Subordination: This Lease is and shall be subject and subordinate in all respects to any and all mortgages and security interests now or hereafter placed on the Building or Lands, and to all renewals, modifications, consolidations, replacements and extensions thereof.

18.4	Attornment: If the interest of the Landlord is transferred to any person (herein called the “Purchaser”) by reason of foreclosure or other proceedings for enforcement of any such mortgage, or by delivery of a deed in lieu of such foreclosure or other proceedings, the Tenant shall immediately and automatically attorn to the Purchaser.

18.5	Effect of Attornment: Upon attornment this Lease shall continue in full force and effect as a direct lease between the Purchaser and the Tenant, upon all of the same terms, conditions and covenants as are set forth in the Lease except that, after such attornment, the Purchaser shall not be:

(a)	liable for any act or omission of the Landlord; or

(b)	subject to any offsets or defences which the Tenant might have against the Landlord; or

(c)	bound by a prepayment by the Tenant of more than one month’s installment of Rent, unless such prepayment shall have been approved in writing by Purchaser or any predecessor in interest except the Landlord.

18.6	Execution of Instruments: The subordination and attornment provisions of this Article 18 shall be self-operating and no further instrument shall be required. Nevertheless the Tenant will, within five (5) days after request, sign and deliver any reasonably requested document confirming the subordination or the attornment.

ARTICLE 19 – NOTICES, ACKNOWLEDGEMENTS, AUTHORITIES FOR ACTION

19.1	Notices: Any notice from one party to the other hereunder shall be in writing and shall be deemed duly served if delivered personally to a responsible employee of the party being served or if delivered by facsimile to the party being served at the number set forth in Section 1.1(k) or if delivered by courier addressed to the Tenant at the Premises (whether or not the Tenant has departed from, vacated or abandoned the same), or to the Landlord at the address set forth in Section 1.1(k) or any other place from time to time established for the payment of Rent. Any notice shall be deemed to have been given at the time of personal delivery or time of facsimile provided confirmation can be confirmed or if by overnight courier the next business day. Either party shall have the right to designate by notice, in the manner above set forth, a different address to which notices are to be delivered.

The word “notice” in this paragraph shall be deemed to include any request, statement or other writing in this Lease provided or permitted to be given from the Landlord to the Tenant or by the Tenant to the Landlord. If there is more than one party named as Tenant, notice to one shall be deemed sufficient as notice to all.

19.2	Acknowledgement: Each of the parties hereto shall at any time and from time to time upon not less than 10 days prior notice from the other execute, acknowledge and deliver a written statement in such form as may be requested by the Landlord acting reasonably certifying that:

(a)	this Lease is in full force and effect, subject only to such modification (if any) as may be set out therein,

(b)	the Tenant is in possession of the Premises and paying Rent as provided in this Lease,

(c)	the dates (if any) to which Rent is paid in advance, and

(d)	that there are not, to such party’s knowledge any uncured defaults on the part of the other party hereunder, or specifying such defaults in any are claimed.

Any such statement may be relied upon by any prospective transferee or encumbrancer of all or any portion of the Building, or any assignee of any such persons. If the Tenant fails to timely deliver such statement, the Tenant shall be deemed to have acknowledged that this Lease is in full force and effect, without modification except as may be represented by the Landlord, and that there are no uncured defaults in the Landlord’s performance.

19.3	Authorities for Action: The Landlord may act in any matter provided for herein by its property manager and any other person who shall from time to time be designated by the Landlord by notice to the Tenant. The Tenant shall designate in writing one or more persons to act on its behalf in any matter provided for herein and may from time to time change, by notice to the Landlord, such designation. In the absence of any such designation, the person or persons executing this Lease for the Tenant shall be deemed to be authorized to act on behalf of the Tenant in any matter provided for herein.

ARTICLE 20 – DEFAULT

20.1	Events of Default: In the event of the happening of any one of the following events:

(a)	the Tenant shall have failed to pay a monthly installment of Rent or any other amount payable hereunder when due; or

(b)	if any policy of insurance upon the Lands or any part thereof from time to time effected by the Landlord shall be cancelled or about to be cancelled by the insurer by reason of the use or occupation of the Premises by the Tenant or any assignee, subtenant or licensee of the Tenant or anyone permitted by the Tenant to be upon the Premises and the Tenant after receipt of notice in writing from the Landlord shall have failed to take such immediate steps in respect of such use or occupation as shall enable the Landlord to reinstate or avoid cancellation (as the case may be) of such policy of insurance; or

(c)	the Premises or any portion thereof shall, without the prior written consent of the Landlord, be used or occupied by any other persons than the Tenant or its permitted assigns or subtenants or for any purpose other than that for which they were leased or occupied or by any persons whose occupancy is prohibited by this Lease; or

(d)	the Premises shall be vacated or abandoned, or remain unoccupied without the prior written consent of the Landlord for fifteen (15) consecutive days or more while capable of being occupied; or

(e)	the Tenant makes a bulk sale of its goods or removes or commences, attempts or threatens to remove its goods, chattels, and equipment out of the Premises (other than in the normal course of its business); or

(f)	the balance of the Term of this Lease or any of the goods and chattels of the Tenant located in the Premises, shall at any time be seized in execution or attachment; or

(g)	the Tenant becomes insolvent or commits an act of bankruptcy or becomes bankrupt or takes the benefit of any statute that may be in force for dissolution or bankrupt or insolvent debtors or becomes involved in voluntary or involuntary winding-up proceedings or if a receiver or a trustee, receiver or receiver manager or agent or other like person shall be appointed for the business, property, affairs or revenues of the Tenant; or

(h)	the remaining Term of this Lease, or any goods, chattels or equipment of the Tenant is taken or exigible in execution or in attachment, seized or if a writ of execution or a repleven order is issued against the Tenant or its goods or chattels by any creditor of the Tenant; or

(i)	the Tenant fails to observe, perform and keep each and every one of the covenants, agreements, provisions, stipulations and conditions herein contained to be observed, performed and kept by the Tenant (other than payment of Rent) and persists in such failure after ten (10) days’ notice by the Landlord requiring that the Tenant remedy, correct, desist or comply (or if any such breach would reasonably require more than ten (10) days to rectify, unless the Tenant commences rectification within ten (10) days’ notice period and thereafter promptly and effectively and continuously proceeds with the rectification of the breach);

it shall be deemed an “Event of Default” and the Landlord shall have the rights and remedies set forth in this Article 20, all of which are cumulative and not alternatives and not to the exclusion of any other or additional rights and remedies in law or equity available to the Landlord by statute or otherwise. No such remedy shall be exclusive or dependent upon any other such remedy, but the Landlord may from time to time exercise any one or more of such remedies independently or in combination.

20.2	Interest and Costs to Lease Space: The Tenant shall pay to the Landlord interest at a rate equal to five percent (5%) per annum over the prime rate charged by the Landlord’s principal banker to the Landlord, calculated and compounded monthly, upon all Rent required to be paid hereunder from the due date for payment thereof until the same is fully paid and satisfied. The Tenant shall indemnify the Landlord against all costs and charges lawfully and reasonably incurred in enforcing payment thereof, and in obtaining possession of the Premises after default of the Tenant or upon expiration or earlier termination of the Term of this Lease, or in enforcing any covenant, provision or agreement of the Tenant herein contained.

20.3	Legal Expenses: In case suit shall be brought for recovery of possession of the Premises, for the recovery of Rent or any other amount due under the provisions of this Lease, or because of the breach of any other covenant herein contained on the part of the Tenant to be kept or performed and a breach shall be established, the Tenant shall pay to the Landlord all expenses incurred therefor, including reasonable solicitors’ and counsel fees on a solicitor and his/her client basis.

20.4	General Security Agreement: For value received, the Tenant hereby grants to the Landlord a security interest (the “Security Interest”) in all presently owned and hereafter acquired personal property of the Tenant of whatsoever nature and kind and wheresoever situate and all proceeds thereof and therefrom, renewals thereof, accessions thereto and substitutions therefor, (all of which are herein collectively called the “Collateral”), including, without limiting the generality of the foregoing, all the presently owned or held and hereafter acquired right, title and interest of the Tenant in and to all goods (including all accessories, attachments, additions and accessions thereto), chattel paper, documents of title (whether negotiable or not), instruments, intangibles, licenses, money, securities, and all:

(a)	inventory of whatsoever nature and kind and wheresoever situate;

(b)	equipment (other than inventory) of whatsoever nature and kind and wheresoever situate, including, without limitation, all machinery, tools, apparatus, plant, furniture, fixtures and vehicles of whatsoever nature and kind;

(c)	book accounts and book debts and generally all accounts, debts, dues, claims, actions and demands of every nature and kind howsoever arising or secured including letters of credit, letters of guarantee and advices of credit, which are now due, owing or accruing or growing due to or owned by or which may hereafter become due, owing or accruing or growing due to or owned by the Tenant;

(d)	deeds, documents, writings, papers, books of account and other books relating to or being records of debts, chattel paper or documents of title or by which such are or may hereafter be secured, evidenced, acknowledged or made payable;

(e)	contractual rights and insurance claims and all goodwill; and

(f)	monies other than trust monies lawfully belonging to others;

as general and continuing security for payment, performance and satisfaction of each and every obligation, indebtedness and liability of the Tenant to the Landlord, present or future, direct or indirect, absolute or contingent, matured or not, extended or renewed, wheresoever and howsoever incurred, and any ultimate unpaid balance thereof, including obligations of the Tenant under this Lease (all of which obligations, indebtedness and liabilities are herein collectively called the “Obligations”).

The Tenant confirms and agrees that the Security Interest is complete and valid without the necessity of any other or further documentation in respect thereof and is intended to constitute a security agreement as defined in the Personal Property Security Act of the province in which the Building is located, as may be amended from time to time (the “Act”). This security agreement is separate from and shall survive the termination, expiry, surrender, repudiation, disaffirmance or disclaimer of this Lease. Upon an Event of Default by the Tenant of any of its obligations pursuant to this Lease, the Landlord shall be entitled, at its sole option (and without any obligation so to do), to exercise any remedies available to it as a secured party under the Act in respect of the Collateral. The Security Interest is given in addition to, and not as an alternative to and not in substitution for any other security or securities which the Landlord may now or from time to time hold or take from the Tenant or from any other person whomsoever, and the grant of security hereunder is made without prejudice to any of the rights and remedies afforded to the Landlord under the Act, hereunder or at law or in equity, any of which may be exercised by the Landlord without prejudice, to the Landlord’s right of distress. The Tenant covenants and agrees that all Collateral located on the Premises from time to time shall be owned by the Tenant and except in the ordinary course of the Tenant’s business, the Tenant shall not at any time without the prior written consent not to be unreasonably withheld, dispose of all or any part of the Collateral.

Upon any default under this Lease, the security constituted by this Lease shall immediately become enforceable, and any floating charge will immediately attach the Tenant’s real property and Collateral. To enforce and realize on the security constituted by this Lease, the Landlord may take any action permitted by law or in equity, as it may deem expedient, and in particular, but without limiting the generality of the foregoing, the Landlord may exercise any of its remedies hereunder, including appointing by instrument a receiver, receiver and manager, or receiver-manager (the person so appointed is called the “Receiver”) of the Collateral, with or without bond as the Landlord may determine, and from time to time in its absolute discretion remove such Receiver and appoint another in its stead.

A Receiver appointed under this Lease shall be the agent of the Tenant and not of the Landlord, and the Landlord shall not be in any way responsible for any misconduct, negligence or nonfeasance on the part of any Receiver, its servants, agents, or employees. A Receiver shall, to the extent permitted by law or to such lesser extent permitted by its appointment, have all the powers of the Landlord under this Lease, and in addition shall have power to carry on the business of the Tenant and for such purpose to enter upon, use, and occupy all premises owned or occupied by the Tenant in which Collateral may be situate, maintain Collateral upon such premises, use Collateral directly or indirectly in carrying on the Tenant’s business, and from time to time borrow money either unsecured or secured by a security interest in any of the Collateral.

The Tenant irrevocably appoints the Landlord or the Receiver, as the case may be, with full power of substitution, to be the attorney of the Tenant for and in the name of the Tenant to sign, endorse, or execute under seal or otherwise any deeds, documents, transfers, cheques, instruments, demands, assignments, assurances, or consents that the Tenant is obliged to sign, endorse, or execute, and generally to use the name of the Tenant and to do all things as may be necessary or incidental to the exercise of all or any of the powers conferred on the Landlord or the Receiver, as the case may be, under this Agreement.

20.5	Right of the Landlord to Perform Covenants: All covenants and agreements to be performed by the Tenant under any of the terms of this Lease shall be performed by the Tenant, at the Tenant’s sole cost and expense, and without abatement of Rent. If the Tenant shall fail to perform any act on its part to be performed hereunder, and such failure shall continue for ten (10) days after notice thereof from the Landlord, the Landlord may (but shall not be obligated so to do) perform such an act without waiving or releasing the Tenant from any of its obligations relative thereto, and in so doing to make any payments due or alleged to be due by the Tenant to the third parties and to enter upon the Premises to do any work or other things therein. All sums paid or costs incurred by the Landlord in so performing such acts under this Section 20.5 plus an Administration Fee shall be payable by the Tenant to the Landlord on demand and shall be recoverable by the Landlord as Rent.

20.6	Right to Distrain: At the option of the Landlord, the following shall become fully and immediately due and payable by the Tenant and the Landlord may immediately distrain for the same, together with any arrears then unpaid:

(a)	the full amount of the current month’s and the next ensuing three months’ installments of Base Rent,

(b)	all expenses incurred by the Landlord in performing any of the Tenant’s obligations under this Lease, re-entering and re-letting, collecting sums due or payable by the Tenant, effecting seizure and realizing upon assets seized (including brokerage, legal fees and disbursements), and the expense of keeping the Premises in good order, repairing the same and preparing them for re-letting.

The Landlord may seize and sell such goods, chattels and equipment of the Tenant whether within the Premises or removed therefrom and may apply the proceeds thereof to all Rent and other payments to which the Landlord is then entitled under this Lease. Any such sale may be effected in the discretion of the Landlord by public auction or otherwise, and either in bulk or by individual item, or partly by one means and partly by another, all as the Landlord in its entire discretion may decide. If any of the Tenant’s property is disposed of as provided in this Section 20.6, ten (10) days’ prior notice to the Tenant of disposition shall be deemed to be commercially reasonable.

20.7	Right to Place Lien: If the Tenant shall at any time be in default under any covenant or agreement contained herein the Landlord shall have a lien on all stock in trade and inventory of the Tenant located in the Premises as security against loss or damage resulting from any such default by the Tenant and such stock in trade and inventory shall not be removed from the Premises by the Tenant until such default is cured unless otherwise directed by the Landlord.

20.8	Right to Terminate – General: If the Tenant is in default pursuant to Section 20.1, the Landlord has the right to terminate this Lease forthwith by leaving upon the Premises or by affixing to an entrance door to the Premises notice terminating the Lease and to immediately thereafter cease to furnish any services hereunder and enter into and upon the Premises or any part thereof in the name of the whole and the same to have again, repossess and enjoy as of its former estate, anything in this Lease contained to the contrary notwithstanding.

Upon the giving by the Landlord of a notice in writing, terminating this Lease, this Lease and the Term shall terminate, Rent and any other payments for which the Tenant is liable under this Lease shall be computed, apportioned and paid in full to the date of such termination forthwith, and there shall immediately become due and payable those amounts payable pursuant to Section 20.13. Upon termination of this Lease and the Term, the Tenant shall immediately deliver up possession of the Premises to the Landlord, and the Landlord may forthwith re-enter and take possession of them.

20.9	Right to Terminate – Accelerated Rent: The Landlord may terminate this Lease at its sole option if and whenever the Tenant is in default pursuant to Sections 20.1(e) to (h) unless such execution, attachment or similar process, action or proceeding be set aside, vacated, discharged or abandoned within fifteen (15) days after its commencement. In the event that this Lease is terminated pursuant to this Section 20.9 the Tenant shall, in addition to meeting all the requirements of Section 20.8 forthwith pay to the Landlord rent for three (3) months next ensuing after the termination of this Lease as accelerated rent.

20.10	Right to Re-enter: If the Tenant is in default pursuant to Section 20.1, the Landlord has the right to enter the Premises, with or without canceling the Lease, as agent of the Tenant and as such agent to re-let them and to receive the rent therefor and as agent of the Tenant to take possession of any furniture or other property thereon and upon giving ten (10) days’ written notice to the Tenant to store the same at the expense and risk of the Tenant or to sell or otherwise dispose of the same at public or private sale without further notice and to apply the proceeds thereof and any rent derived from re-letting the Premises upon account of the Rent due and to become due under this Lease and the Tenant shall be liable to the Landlord for the deficiency if any.

20.11	Waiver of Exemption and Redemption: Notwithstanding anything contained in any statute now or hereafter in force limiting or abrogating the right of distress, none of the Tenant’s goods, chattels or trade fixtures on the Premises at any time during the continuance of the Term shall be exempt from levy by distress for Rent in arrears, and upon any claim being made for such exemption by the Tenant or on distress being made by the Landlord this agreement may be pleaded as an estoppel against the Tenant in any action brought to test the right to levying upon any such goods as are named as exempted in any such statute, the Tenant hereby waiving all and every benefit that could or might have accrued to the Tenant under and by virtue of any such statute but for this Lease. The Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of the Tenant being evicted or dispossessed for any cause, or in the event of the Landlord obtaining possession of the Premises, by reason of the violation by the Tenant of any of the terms or conditions of the Lease or otherwise.

20.12	Surrender: If and whenever the Landlord is entitled to or does re-enter, the Landlord may terminate this Lease by giving notice thereof, and in such event the Tenant shall forthwith vacate and surrender the Premises and shall surrender the Premises pursuant to Article 13.

20.13	Payments: If the Landlord shall re-enter or if this Lease shall be terminated hereunder, the Tenant shall pay to the Landlord on demand:

(a)	Rent up to the time of re-entry or termination, whichever shall be the later, plus accelerated rent as herein provided;

(b)	all expenses incurred by the Landlord in performing any of the Tenant’s obligations under this Lease, re-entering or terminating and re-letting, collecting sums due or payable by the Tenant, realizing upon assets seized (including brokerage, legal fees and disbursements), and the expense of keeping the Premises in good order, repairing the same and preparing them for re-letting; and

(c)

as damages for the loss of income of the Landlord expected to be derived from the Premises, the amounts (if any) by which the Rent which would have been payable under this Lease exceeds the payments (if any) received by the Landlord from other tenants in the Premises, payable on the first day of each month during the period which would have constituted the unexpired portion of the Term had it not been terminated, or at the election of the Landlord by notice to the Tenant at or after re-entry or termination, a lump sum amount equal to the Rent which would have been payable under this Lease from the date of such election during the period which would have constituted the unexpired portion of the Term had it not been terminated, reduced by the rental value of the Premises for the same period, established by reference to the terms and conditions upon which the Landlord re-lets them if such re-letting is accomplished within a reasonable period after termination, and otherwise established by reference to all market and other relevant circumstances; Rent and rental value being reduced to present worth at an assumed interest rate of ten percent (10%) on the basis of the Landlord’s estimates and assumptions of fact which shall govern unless shown to be erroneous.

ARTICLE 21 – HAZARDOUS SUBSTANCES

21.1	The Tenant covenants and agrees that it will:

(a)	not bring or allow any Hazardous Substance to be brought onto the Lands or the Building or the Premises except in compliance with Environmental Law;

(b)	comply at all times and require all those for whom the Tenant is in law responsible to comply at all times with Environmental Law as it affects the Premises or the Lands or Building;

(c)	give notice to the Landlord of the presence at any time during the Term of any Hazardous Substance on the Premises (or the Lands or the Building if such substance is in the control of the Tenant) together with such information concerning such Hazardous Substance and its presence on the Premises or the Lands or the Building as the Landlord may require;

(d)	give notice to the Landlord of any occurrence which might give rise to a duty under Environmental Law by either the Tenant or the Landlord with respect to the presence of any Hazardous Substance on the Premises or the Lands or the Building including, without limitation, notice of any discharge, release, leak, spill or escape into the environment of any Hazardous Substance at, to or from the Premises or the Lands or the Building;

(e)	at the Landlord’s request provide the Landlord with copies of all of the Tenant’s records with respect to the presence, storage, handling and disposal of Hazardous Substances on the Premises or the Lands or the Building (including tank measurements, policies and procedures and evidence of compliance therewith);

(f)	in any case where the Tenant has given notice as to the presence of a Hazardous Substance at the Premises or the Lands or the Building, or is required to give such notice, or where the Landlord has reasonable grounds to believe that any Hazardous Substance is going to be or has been brought to the Premises or the Lands or the Building by the Tenant or any person for whom the Tenant is in law responsible, to commission an environmental audit at the Tenant’s expense when required by the Landlord to do so;

(g)	comply with any investigative, remedial or precautionary measures required under Environmental Law or as reasonably required by the Landlord, be fully and completely liable to the Landlord for any and all investigation, clean up, remediation, restoration or monitoring costs or any costs incurred to comply with Environmental Law or any request by the Landlord that such measures be taken;

(h)	protect, indemnify and save each of the Landlord and its directors, officers, employees, agents, successors and assigns completely harmless from and against any Environmental Claim, directly or indirectly incurred, sustained or suffered by or asserted against the Landlord and/or its directors, officers, employees, agents, successors and assigns caused by or attributable to, either directly or indirectly, any act or omission of the Tenant and/or any person for whom the Tenant is in law responsible;

(i)	enter into any additional contract of insurance respecting the Premises which the Landlord may reasonably require to protect the Landlord and its directors, officers, employees, agents, successors and assigns from any Environmental Claim respecting the Premises;

(j)	provide to the Landlord such security as the Landlord may from time to time require, acting reasonably, to ensure compliance by the Tenant of its covenants herein contained; and

(k)	provide access to the Premises for the Landlord or its agents to conduct an environmental audit of the Premises, at the Tenant’s expense, at least two (2) months prior to the expiry of the Term of this Lease.

21.2	Tenant’s Indemnity: The Tenant will indemnify, hold harmless and defend the Landlord, its respective directors, officers, agents, employees, invitees and representatives from and against any and all losses, damages, expenses, claims, suits, costs and demands of whatsoever nature resulting from damages or injuries, caused by or arising out of any breach by the Tenant of these covenants, warranties and representations, including any default, act, omission, negligence in whole or in part, by those for whom in law the Tenant is responsible. The indemnification of the Landlord contained in this Section 21.2 shall not be prejudiced by, and shall survive the termination of, this Lease.

21.3	Inquiries by the Landlord: The Tenant hereby authorizes the Landlord to make inquiries from time to time of any government or quasi-governmental agency having jurisdiction with respect to the Tenant’s compliance with the Environmental Law at the Premises, and the Tenant covenants and agrees that the Tenant will from time to time provide to the Landlord such written authorization as the Landlord may reasonably require in order to facilitate the obtaining of such information. The Landlord or its agent may inspect the Premises from time to time without notice, in order to verify the Tenant’s compliance with the Environmental Law and the requirements of this Lease respecting Hazardous Substance. If the Landlord suspects that the Tenant is in breach of any of its covenants herein, the Landlord and its agent shall be entitled to conduct an environmental audit immediately, and the Tenant shall provide access to the Landlord and its agent for the purpose of conducting an environmental audit. Such environmental audit shall be at the Tenant’s expense, and the Tenant shall forthwith remedy any problems identified by the environmental audit, and shall ensure that it complies with all of its covenants herein. Upon request by the Landlord from time to time, the Tenant shall provide to the Landlord a certificate executed by a senior officer of the Tenant certifying ongoing compliance by the Tenant with its covenants contained herein.

21.4	Ownership of Hazardous Substances: If the Tenant shall bring or create upon the Premises, the Building, or the Lands any Hazardous Substance or if the conduct of the Tenant’s business shall cause there to be any Hazardous Substance upon the Premises, the Buidling, or the Lands then, notwithstanding any rule of law to the contrary, such Hazardous Substance shall be and remain the sole and exclusive property of the Tenant and shall not become the property of the Landlord notwithstanding the degree of affixation of the Hazardous Substance or the goods containing the Hazardous Substance to the Premises, the Building, or the Lands and notwithstanding the expiry or earlier termination of this Lease.

21.5	Landlord’s Remedies upon Default: Upon the Tenant’s material default under this Article 21 and in addition to the rights and remedies set forth elsewhere in this Lease, the Landlord shall be entitled to the following rights and remedies:

(a)	at the Landlord’s option, to terminate this Lease, and/or

(b)	to recover any and all damages associated with the material default, including without limitation, in addition to any rights reserved or available to the Landlord in respect of an early termination of this Lease, cleanup costs and charges, civil and criminal penalties and fees, loss of business and sales by the Landlord and other tenants of the Lands or the Building, any and all damages and claims asserted by third parties and the Landlord’s solicitors’ fees and costs.

ARTICLE 22 – MISCELLANEOUS

22.1	Relationship of Parties: Nothing contained in this Lease shall create any relationship between the parties hereto other than that of landlord and tenant, and it is acknowledged and agreed that the Landlord does not in any way or for any purpose become a partner of the Tenant in the conduct of its business, or a joint venturer or a member of a joint or common enterprise with the Tenant.

22.2	Name of Building: The Landlord shall have the right, after thirty (30) days’ notice to the Tenant, to change the name, number or designation of the Building, during the Term without liability to the Tenant.

22.3	Applicable Law and Construction: This Lease unless otherwise agreed by the parties shall be governed by and construed under the laws of the jurisdiction in which the Building is located and the parties attorn to the exclusive jurisdiction of the courts of such Province. The provisions of this Lease shall be construed as a whole according to their common meaning and not strictly for or against the Landlord or the Tenant. The words the Landlord and the Tenant shall include the plural as well as the singular. Time is of the essence of the Lease and each of its provisions. The captions of the Articles are included for convenience only, and shall have no effect upon the construction or interpretation of this Lease.

22.4	Entire Agreement: There are no terms and conditions which at the date of execution of this Lease are additional or supplemental to those set out on the pages of this Lease, and in the Schedules which are attached hereto and which form part of this Lease. This Lease contains the entire agreement between the parties hereto with respect to the subject matter of this Lease. The Tenant acknowledges and agrees that it has not relied upon any statement, representation, agreement or warranty except such as is set out in this Lease. Delivery of an unsigned copy of this Lease to the Tenant, notwithstanding insertion of all particulars in the Lease and presentation of any cheque or acceptance of any monies by the Landlord given by the Tenant as a deposit, does not constitute an offer by the Landlord, and no contractual or other legal right shall be created between the parties hereto until this Lease has been fully executed by both parties and delivery has been made of an executed copy of this Lease to the Tenant.

22.5	Amendment or Modification: Unless otherwise specifically provided in the Lease, no amendment, modification, or supplement to this Lease shall be valid or binding unless set out in writing and executed by the parties hereto in the same manner as the execution of this Lease.

22.6	Construed Covenants and Severability: All of the provisions of the Lease are to be construed as covenants and agreements as though the word importing such covenants and agreements were used in each separate Article hereof. Should any provision of this Lease be or become invalid, void, illegal or not enforceable, it shall be considered separate and severable from the Lease and the remaining provisions shall remain in force and be binding upon the parties hereto as though such provision had not been included.

22.7	No Implied Surrender or Waiver: No provisions of this Lease shall be deemed to have been waived by the Landlord unless such waiver is in writing and signed by the Landlord. The Landlord’s waiver of a breach of any term or condition of this Lease shall not prevent a subsequent act, which would have originally constituted a breach, from having all the force and effect of any original breach. Failure of the Landlord to insist upon strict performance of any of the covenants or conditions of this Lease or to exercise any right herein contained shall not be construed as a waiver or relinquishment for the future of any such covenant, condition or right. The Landlord’s receipt of Rent with knowledge of a breach by the Tenant of any term or condition of the Lease shall not be deemed a waiver of such term or condition. No act or thing done by the Landlord, its agents or employees during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid, unless in writing and signed by the Landlord. The delivery of keys to any of the Landlord’s agents or employees shall not operate as a termination of the Lease or a surrender of the Premises. No payment by the Tenant, or receipt by the Landlord, of a lesser amount than the Rent due hereunder shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any cheque or any letter accompanying any cheque, or payment as Rent, be deemed an accord and satisfaction, and the Landlord may accept such cheque or payment without prejudice to the Landlord’s right to recover the balance of such Rent or pursue any other remedy available to the Landlord.

22.8	Liability Joint/Several: In the event there is more than one entity or person which or whom are parties constituting the Tenant under this Lease, the obligation imposed upon the Tenant under this Lease shall be joint and several.

22.9	Registrations: The Tenant shall not register this Lease in applicable Land Title Office in any form without written consent of the Landlord, which consent will not be unreasonably withheld. If such consent is provided such registration shall be in the form of a short form of lease and shall not refer to any financial terms of this Lease but shall only reference the Premises, Term and any option to extend or renew this Lease, if applicable. The Tenant shall remove and discharge at the Tenant’s expense the registration of such short form of lease at the expiry or the earlier termination of the Term and in the event of the Tenant’s failure to remove or discharge such registration after ten (10) days’ written notice by the Landlord or the Tenant, the Landlord may in the name and on behalf of the Tenant execute a discharge of such short form of lease in order to remove such registration and the Tenant hereby irrevocably constitutes and appoints any officer of the Landlord the true and lawful attorney of the Tenant.

22.10	Unavoidable Delay: Save and except for the obligations of the Tenant as set forth in this Lease to pay Base Rent, Occupancy Costs, increased rent or other monies to the Landlord, if either party shall fail to meet its obligations hereunder within the time prescribed and such failure shall be caused or materially contributed to by Force Majeure, such failure shall be deemed not to be a breach of the obligations of such party hereunder and neither party shall be entitled to compensation from the other for any inconvenience, nuisance or discomfort thereby occasioned, provided that the party claiming Force Majeure shall use reasonable diligence to put itself in a position to carry out its obligations hereunder.

22.11	Survival of Obligations: If the Tenant is in default of any of its obligations under this Lease at the time this Lease expires or is terminated:

(a)	the Tenant shall remain fully liable for the performance of such obligations; and

(b)	all of the Landlord’s rights and remedies in respect of such failure shall remain in full force and effect,

all of which shall be deemed to have survived such expiration or termination of this Lease. Every indemnity, exclusion or release of liability and waiver of subrogation contained in this Lease or in any of the Tenant or the Landlord’s insurance policies shall survive the expiration or termination of this Lease.

22.12	No Option: The submission of this Lease for examination does not constitute a reservation of or option to lease for the Premises and this Lease becomes effective as a lease only upon execution and delivery thereof by the Landlord and the Tenant and the execution and delivery to the Landlord by the indemnifier, if any, of an indemnity agreement.

22.13	References to Statutes: Any reference to a statute in this Lease includes a reference to all regulations made pursuant to such statute, all amendments made to such statute and regulations in force from time to time and to any statute or regulation which may be passed and which has the effect of supplementing or superseding such statute or regulations.

22.14	Counterparts and Execution by Fax: This Lease may be executed by the parties in separate counterparts each of which when so executed and delivered to all of the parties shall be deemed to be and shall be read as a single Lease among the parties. In addition, execution of this Lease by any of the parties may be evidenced by way of a faxed transmission of such party’s signature (which signature may be by separate counterpart), or a photocopy of such faxed transmission, and such faxed signature, or photocopy of such faxed signature, shall be deemed to constitute the original signature of such party to this Lease.

22.15	No Contra Proferentem: This Agreement has been negotiated and approved by the parties and, notwithstanding any rule or maxim of law or construction to the contrary, any ambiguity or uncertainty will not be construed against either of the parties by reason of the authorship of any of the provisions of this Agreement.

22.16	Binding Effect: All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective heirs, executors, administrators, successors and permitted assigns of the said parties. No rights, however, shall enure to the benefit of any Transferee of the Tenant unless the Transfer to such Transferee has been affected in accordance with the provisions of Article 12 of this Lease.

22.17	Privacy Statement: The parties to this Lease who are individuals consent to the Landlord or an agent on behalf of the Landlord (the “Agent”), collecting, using, and disclosing of the personal information in this Lease or otherwise collected by or on behalf of the Landlord, the Agent or either of their agents, affiliates, or service providers, for the purposes:

(a)	of considering the Tenant’s offer to lease the Premises and determining the suitability of the Tenant, both for the initial lease term and for the renewal periods (if any); and

(b)	of taking action for collection of Rent in the event of a default of this Lease by the Tenant.

The consent herein granted includes the disclosure of such information to credit agencies, collection agencies and existing or potential lenders, investors and purchasers. The parties also consent to, and confirm their authority to consent to, the Landlord’s and the Agent’s collection, use and disclosure, for such purposes, of personal information about employees of such parties and other individuals whose personal information is provided to or collected by the Agent in connection with this Lease.

IN WITNESS WHEREOF the Landlord and the Tenant have executed this Lease as of the day and year first above written.

POPLAR PROPERTIES LTD.,
by its duly authorized agent, Triovest Realty Advisors (B.C.) Inc.
(LANDLORD)

Per:	/s/ Sandy Cruickshank

Name & Title:	Sandy Cruickshank, Executive Vice President

Per:	/s/ Edith Hewitt

Name & Title:	Edith Hewitt, Vice President, Asset Management

We have the authority to bind the corporation.

ZYMEWORKS INC.
(TENANT)

Per:	/s/ David Tucker

Name & Title:	DAVID TUCKER, COO.

I have the authority to bind the corporation.

SCHEDULE A – FLOOR PLAN – FIFTH FLOOR

SUITE 530/540
ZYMEWORKS INC.
SUITE 585
ZYMEWORKS
INC.
SUITE 520
ZYMEWORKS INC.
SUITE 510
ZYMEWORKS INC.

USABLE AREA
VERTICAL PENETRATIONS
FLOOR COMMON AREA

DEMISING WALL

0 10 50 FT.

NOTE
This building has not been site verified by Space Database Inc.
Drawings were provided to us by a third party.
Please report any drawing discrepancies or errors to a Space Database client service representative directly:
Toronto 416-516-8920
Toll Free 877-516-8920
Fax 416-516-0316
Email support@spacedatabase.com

AREA SUMMARY

SUITE No.	USABLE AREA	RENTABLE AREA
510	1,670 S.F.	2,088 S.F.
520	1,030 S.F.	1,288 S.F.
530/540	6,362 S.F.	7,958 S.F.
585	980 S.F.	1,226 S.F.
TOTAL	10,042 S.F.	12,558 S.F.

FLOOR R/U RATIO = 1.1125
BUILDING R/U RATIO = 1.1242
ABOVE INFORMATION ESTABLISHED ACCORDING TO ANSI / BOMA Z65.1 1996
AREA CALCULATIONS BY THIRD PARTY.

TRIOVEST

1385 West 8th Avenue
Vancouver, BC
Fifth Floor - Area Summary

May 28, 2014 - 1385West8thAve F05_Record © 2014 Space Database Inc. All Rights Reserved

Schedule A - 1

SCHEDULE A – FLOOR PLAN – SIXTH FLOOR

PROPOSED
SUITE 620
RENTABLE AREA
= 1,592 SF
SUITE 690
PROPOSED
SUITE 610
RENTABLE
AREA
= 3,331 SF
SUITE 600

AREA INFORMATION NOTED ABOVE IS ONLY PRELIMINARY
SITE SURVEY IS REQUIRED TO PROVIDE THE ACTUAL RENTABLE AREA

PROPOSED DEMISING WALL

DEMISING WALL

0 10 50 FT.

NOTE
This building has not been site verified by Space Database Inc.
Drawings were provided to us by a third party.
Please report any drawing discrepancies or errors to a Space Database client service representative directly.
Toronto 416-516-8920
Toll Free 877-516-8920
Fax 416-516-0316
Email support@spacedatabase.com

TRIOVEST

1385 West 8th Avenue
Vancouver, BC
Suite 610 & 620 - Area Study

February 18, 2015 - 1385 West8thAve F06_AreaStudy © 2015 Space Database Inc. All Rights Reserved

Schedule A - 2

SCHEDULE B – LEGAL DESCRIPTION

Parcel Identifier: 007-180-314

Lot A, Block 312, District Lot 526, Plan 18387

City of Vancouver, Province of British Columbia

Schedule B - 1

SCHEDULE C – OCCUPANCY COSTS

ARTICLE 1 – DEFINITIONS

In this Lease “Occupancy Costs” means the amount equal to the Tenant’s Proportionate Share of Real Estate Taxes and Operating Expenses calculated in accordance with generally accepted accounting principles, on a per square foot basis, in each Fiscal Year without duplication.

(a)	“Real Estate Taxes” means:

i)	any form of assessment (including any “special” assessment), property tax, license fee, license tax, business license fee, business license tax, business improvements association assessment, including those areas designated for parking including parking facilities, local improvement assessment, commercial rental tax, levy, charge, penalty or tax, including an environmental or carbon tax, imposed by any authority having the direct power to tax, including any city, county, provincial or federal government, or any, school, agricultural, lighting, water drainage or other improvement or special district thereof, against the Premises or the Building or the Lands or any legal or equitable interest of the Landlord therein;

ii)	any tax on the Landlord’s right to rent the Premises or against the Landlord’s business of leasing the Premises;

iii)	any assessment, tax, fee, levy or charge in substitution, partially or totally, of or in addition to any assessment, tax, fee, levy or charge previously included within the definition of Real Estate Taxes which may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services provided to property owners or occupants;

iv)	all business taxes and other taxes, if any, from time to time payable by the Landlord with respect to the Common Areas;

v)	Capital Tax as it relates to or is attributable by the Landlord to the Building. The Landlord confirms to the Tenant that the Landlord is presently exempt from the payment of Capital Tax, and accordingly Capital Taxes are not currently a recoverable expense under this Lease;

vi)	all taxes or business taxes, if any, not recovered, or which in the Landlord’s opinion are not recoverable, from tenants of the Building; and

vii)	all costs incurred by the Landlord contesting or appealing the Real Estate Taxes (including, without limitation, legal, appraisal and other professional fees and costs and administration and overhead costs).

Real Estate Taxes shall not include the Landlord’s income, franchise, inheritance or estate taxes.

It is the intention of the Landlord and the Tenant that all new assessments, taxes, fees, levies and charges be included within the definition of Real Estate Taxes for purposes of this Lease. The following shall also be included within the definition of Real Estate Taxes for purposes of this Lease; provided, however, that the Tenant shall pay the Landlord the entire amount thereof:

viii)	any tax allocable to or measured by the area of the Premises or the Rent payable hereunder, including without limitation, any gross income, privilege, goods and services, sales or excise tax levied by any municipal or provincial or federal government, with respect to the receipt of such Rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by the Tenant of the Premises or any portion thereof; and

ix)	any tax upon this transaction or any document to which the Tenant is a party, creating or transferring an interest or an estate in the Premises.

(b)	“Operating Expenses” shall mean the total of all costs which shall be incurred by the Landlord for the complete maintenance, repair, replacement, operation, supervision, management, ownership and administration of the Building, Lands and Common Areas, calculated as if the Building was fully occupied and fully operational, such costs as are in keeping with maintaining the standard of a similar office building in the market in which it is located so as to give it high character and distinction, including without limitation:

i)	cost of providing heating, ventilating and air conditioning;

ii)	cost of providing hot and cold water;

iii)	cost of sewer charges;

iv)	cost of fire, casualty, liability, rental and other insurance which the Landlord carries and the costs of any deductible amount paid by the Landlord in connection with a claim made by the Landlord under such insurance;

v)	the reasonable rental value attributable to space used by the Landlord in connection with the maintenance, repair, operation or management of the Building, based on current rental rates in the Building from time to time, and the cost of Building office expenses, including telephones, stationery and supplies;

vi)	cost of fuel for the Building;

vii)	cost of providing electricity and other utilities;

viii)	cost of all elevator and escalator (if installed in the Building) maintenance and operation;

ix)	cost of porters, reception staff, maintenance, on-site and off-site management and support staff and other non-administrative personnel, including salaries, wages and fringe benefits;

x)	cost of providing security;

xi)	cost of providing janitorial services, window cleaning and garbage removal;

xii)	cost of supplies and material;

xiii)	cost of landscaping, gardening and snow and ice removal;

xiv)	cost of decoration and maintenance of Common Areas;

xv)	if applicable, costs of operating, equipping, insuring, cleaning, managing, administering, servicing, repairing, restoring, renovating and maintaining the fitness facility, including the cost of personnel employed in connection therewith;

xvi)	cost of providing visitor parking stalls available for the use of all tenants in the Building (if such stalls are provided by the Landlord) based on the market rates for the stalls provided;

xvii)	the reasonable rental value attributable to space designated or to be designated by the Landlord as Common Areas for use by the Tenant and other tenants as a common amenity, including but not limited to a fitness facility, conference room and shower facilities, based on current rental rates in the Building from time to time;

xviii)	cost of consulting engineering fees;

xix)	cost of repairs and replacements, unless otherwise included under Operating Expenses, whether or not on capital account;

Schedule C - 1

xx)	costs of all service contracts;

xxi)	costs of bank charges and audit fees pursuant to amounts payable under leases;

xxii)	costs of each “major expenditure” (as hereinafter defined) which may be expensed in the year incurred, or at the Landlord’s option, amortized over a period of time as determined by the Landlord acting reasonably, where “major expenditure” shall mean any single expenditure incurred for the replacement of machinery, equipment, building elements, repairs, systems or facilities in connection with the Lands or the Building, including the replacement of the roof system (excluding the roof structure), or any capital improvement or modification or addition to the Building or Lands if one of the principal purposes of such modification or addition is to reduce energy consumption or Operating Expenses or is required by any governmental regulation in the year incurred, or at the Landlord’s option, any such amortization will be in accordance with generally accepted accounting principles at an interest rate calculated at three percent (3%) per annum in excess of the prime rate at the inception of the amortization, interest compounded semi-annually, upon the unamortized portion of the total costs of the foregoing;

xxiii)	the cost of any management fees paid to managing agents or, in lieu thereof, if the Landlord manages the Building, an amount comparable to that which would be charged by an independent professional property management firm for management of a similar development in the city in which the Building is located; and

xxiv)	all other direct and indirect costs and expenses of every kind, to the extent incurred in or allocable to the maintenance, repair, operation, supervision, management, ownership and administration of all or any part of the Building or any of its appurtenances.

For greater certainty, there shall be excluded from Operating Expenses the following:

i)	income tax of the Landlord;

ii)	any amounts directly charged by and reimbursed to the Landlord for any service, goods and benefits provided by the Landlord to any particular tenant or occupant of the Building on an individual basis where such charges do not form part of the Occupancy Costs;

Schedule C - 2

iii)	employment costs of the Landlord’s employees who perform leasing or other administrative functions not related to the management and/or operation of the Building;

iv)	marketing costs and leasing fees, costs associated with renovating or improving tenant spaces, costs or expenses for which the Landlord is entitled to be reimbursed from another party including insurers, contractors, suppliers or other tenants of the Building;

v)	cost of major structural repairs and replacement of the Building (including foundation, concrete floors, structural frame and structural components of the roof, but shall not include the roof membrane);

vi)	amortization and interest or any capital retirement of debt affecting the Lands;

vii)	costs or expense for which the primary purpose is to expand or enlarge the Building;

viii)	all fines, suits, claims, demands, costs, charges and expenses for which the Landlord is liable by reason of the negligent or willful act or omission of the Landlord for whom it is in law responsible;

ix)	all work to the Building or the Lands made necessary by the Landlord’s non-compliance with governing codes relating to the original construction of the Building; and

x)	costs of repairing latent defects in the Building, including parking areas.

Schedule C - 3

SCHEDULE D – RULES AND REGULATIONS

1. Bicycles, Animals: The Tenant shall not bring any animals or birds into the Building, and shall not permit bicycles or other vehicles (except those required by disabled persons) inside or on the sidewalks outside the Building except in areas designated from time to time by the Landlord for such purposes.

2. Carpet Pads: In those portions of the Premises where carpet has been provided directly or indirectly by the Landlord, the Tenant shall at its own expense install and maintain pads to protect the carpet under all furniture having casters other than carpet casters.

3. Construction Noise: The Tenant shall ensure that minimal noise (including without limitation noise caused by drilling, hammering or sawing) relating to the Tenant’s alterations, including the Tenant’s Work escapes the Premises during Normal Business Hours. Should the Landlord receive complaints from other tenants in the Building the Tenant shall use its best efforts to eliminate the noise.

4. Dangerous or Immoral Activities: The Tenant shall not make any use of the Premises that involves the danger of injury to any person, nor shall the same be used for any immoral purpose.

5. Deliveries: The Tenant shall ensure that deliveries of materials and supplies to the Premises including deliveries by courier are made through such entrances, elevators and corridors and at such times as may from time to time be designated by the Landlord, and shall promptly pay or cause to be paid to the Landlord the cost of repairing any damage in the Building caused by any person making such deliveries.

6. Employees, Agents and Invitees: In these Rules and Regulations, the Tenant includes the employees, agents, invitees and licensees of the Tenant and others permitted by the Tenant to use or occupy the Premises.

7. Fire Drills: The Tenant shall participate in fire drills and evacuations of the Building as directed by the Landlord. In the event of an emergency, the Tenant shall vacate the Building if the Landlord or any public authority so directs in the manner prescribed by the Landlord or such public authority.

8. Heavy Articles: The Tenant shall not place in or move about the Premises without the Landlord’s prior written consent any safe or other heavy article which in the Landlord’s reasonable opinion may damage the Building, and the Landlord may designate the location of any heavy articles in the Premises.

9. Loading: All loading and unloading of merchandise, supplies, fixtures, equipment and furniture shall be made at such hours and in accordance with such further rules as the Landlord may prescribe. If the Building has a loading dock or a common truck receiving area, all loading and unloading of merchandise, supplies, fixtures, equipment and furniture shall only be made through that area. The Tenant shall pay promptly, or cause to be paid to the Landlord promptly, the cost of repairing any damage in the Building caused by any person during the making of any such delivery to the Premises.

10. Locks: the Landlord may from time to time install and change locking mechanisms on entrances to the Building, Common Areas thereof, and the Premises, and (unless 24 hour security is provided by the Building) shall provide to the Tenant a reasonable number of keys and replacements therefor to meet the bona fide requirements of the Tenant. In these rules “keys” include any device serving the same purpose. The Tenant shall not add to or change the existing locking mechanisms on any door in or to the Premises without the Landlord’s prior written consent. If with the Landlord’s consent, the Tenant installs lock(s) incompatible with the Building master locking system:

(a)	if such keys are damaged, lost, misplaced or otherwise require replacement, the Tenant may be granted access to the Premises and be provided with a new key upon presentation of acceptable identification and payment of an Administration Fee at the rate then in effect as determined by the Landlord, acting reasonably;

(b)	the Landlord, without abatement of Rent, shall be relieved of any obligation under this Lease to provide any service to the affected areas which requires access thereto;

(c)	the Tenant shall indemnify the Landlord against any expenses as a result of a forced entry thereto which may be required in an emergency; and

(d)	the Tenant shall at the end of the Term and at the Landlord’s request remove such lock(s) at the Tenant’s expense.

11. Moving: The Tenant shall comply with all Building procedures relating to moving into or vacating the Building. Specifically, the Tenant shall provide a minimum of forty-eight (48) hours written notice to the Landlord of the scheduled moving date and time (which must be outside the Building’s Normal Business Hours) and the name of the moving company. The Tenant shall, at the request of the Landlord, provide a copy of the moving company’s insurance certificate to the Landlord. The Landlord may arrange for building security personnel to be on site during the entire move and the expense for such security shall be borne by the Tenant who shall pay the same to the Landlord forthwith as additional rent.

12. Normal Business Hours: means, except as otherwise specifically provided in this Lease, from = a.m. to = p.m. Monday through Friday, excluding weekends and days which are legal or statutory holidays in the jurisdiction in which the Building is located (the “Normal Business Hours”).

13. Nuisance: The Tenant shall not use or permit the use of the Premises in such a manner as to create any objectionable noise, odor or other nuisance or hazard, or breach any applicable provision or municipal by-law or other lawful requirement applicable thereto or any requirement of the Landlord’s insurers, shall not permit the Premises to be used for cooking (except with the Landlord’s prior written consent), and shall leave the Premises at the end of each business day in a condition such as to facilitate the performance of the Landlord’s janitorial services in the Premises.

14. Obstructions: The Tenant shall not obstruct or place anything in or on the sidewalks or driveways outside the Building or in the lobbies, corridors, stairwells or other Common Areas of the Building, or use such locations for any purpose except access to and exit from the Premises without the Landlord’s prior written consent. The Landlord may remove at the Tenant’s expense any such obstruction or thing (unauthorized by the Landlord) without notice or obligation to the Tenant.

15. Personal Use of Premises: The Premises shall not be used or permitted to be used for residential, lodging or sleeping purposes or for the storage of personal effects or property not required for business purposes.

16. Proper Conduct: The Tenant shall not conduct itself in any manner which is inconsistent with the character of the Building as a first quality Building or which will impair the comfort and convenience of other tenants in the Building.

17. Refuse: The Tenant shall place all refuse in proper receptacles provided by the Tenant at its expense in the Premises or in receptacles (if any) provided by the Landlord for the Building, and shall keep sidewalks and driveways outside the Building, and lobbies, corridors, stairwells, ducts and shafts of the Building free of all refuse. The Tenant shall comply at its sole expense with all recycling requirements imposed by regulation or by the Landlord for the Building.

18. Repair, Maintenance, Alterations and Improvements: The Tenant shall carry out the Tenant’s repair, maintenance, alterations and improvements in the Premises only during such time as agreed to in advance by the Landlord and in a manner which will not interfere with the rights of other tenants in the Building.

Schedule D - 1

19. Return of Keys: At the end of the Term, the Tenant shall promptly return to the Landlord all keys for the Building and the Premises, which are in possession of the Tenant. If the Tenant fails to return all such keys, the Landlord may charge and recover as rent a fee at the rate then in effect as determined by the Landlord, acting reasonably.

20. Security: the Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, any persons occupying, using or entering the same, or any equipment, finishings or contents thereof, and the Tenant shall comply with the Landlord’s reasonable requirements relative thereto.

21. Signs: The Tenant shall not paint, display, inscribe, place or affix any sign, picture, advertisement, notice, lettering or direction on any part of the exterior of the Premises or so as to be visible from the exterior of the Premises without the Landlord’s written consent. The Tenant shall adhere to the building standard identification signs for tenants to be placed on the outside of the doors leading into the premises of tenants of multiple tenancy floors.

22. Smoking: This Building comprises a non-smoking site and the Tenant shall not smoke cigarettes, cigars or any other items in the Building or within three (3) meters of any entrance to the Building.

23. Solicitations: The Landlord reserves the right to restrict or prohibit canvassing, soliciting or peddling in the Building.

24. Water Fixtures: The Tenant shall not use water fixtures for any purpose for which they are not intended, nor shall water be wasted by tampering with such fixtures. The Tenant shall pay for any cost or damage resulting from such misuse by the Tenant.

25. Windows: The Tenant shall observe the Landlord’s rules with respect to maintaining uniform drapes and venetian blinds at all windows in the Premises so that the Building presents a uniform exterior appearance, and shall not install any window shades, screen, drapes, covers or other materials on or at any window in the Premises without the Landlord’s written consent. The Tenant shall ensure that all drapes and venetian blinds are closed on all windows in the Premises while they are exposed to direct rays of the sun.

The foregoing Rules and Regulations, as from time to time amended, are not necessarily of uniform application, but may be waived in whole or in part in respect of other tenants without affecting their enforceability with respect to the Tenant and the Premises, and may be waived in whole or in part with respect to the Premises without waiving them as to future application to the Premises, and the imposition of such Rules and Regulations shall not create or imply any obligation of the Landlord to enforce them or create any liability of the Landlord for their enforcement.

Schedule D - 2

SCHEDULE E – TENANT IMPROVEMENT GUIDELINES

1.	The Tenant’s Work shall not be undertaken or commenced by the Tenant until:

i)	all permits necessary for the installation of the Tenant’s Work and approval have been obtained by the Tenant from applicable municipal and any other government departments or quasi-governmental department having jurisdiction, prior to the commencement of the Tenant’s Work, and copies of such permits and approvals provided to the Landlord;

ii)	a certificate of insurance has been provided to the Landlord showing that a valid insurance policy from the Tenant is in place naming the Landlord and its agent as an additional insured for commercial general liability of not less than five million dollars ($5,000,000) per occurrence; and

iii)	certificates of insurance have been provided to the Landlord showing that a valid insurance policy is in place for minimum general liability of no less than five million dollars ($5,000,000) from the Tenant’s contractor and the contractor’s sub-trades; and

iv)	the Tenant has received written approval from the Landlord of the Tenant’s plans and specifications.

2.	The Tenant agrees to comply with the following requirements in respect of any Tenant’s Work:

(a)	the Tenant shall furnish the Landlord with two complete sets of professionally prepared working drawings (which shall include any architectural, structural, electrical mechanical, computer system wiring and telecommunications plans) of the proposed Tenant’s Work. The Tenant shall retain the Landlord’s base building mechanical, electrical and structural engineering consultants to ensure compatibility of the building systems and Tenant’s Work. If the Tenant uses other consultants for the preparation of the Tenant’s working drawings, then the Landlord may elect to retain an Architect to review such working drawings for the purpose of approving the proposed Tenant’s Work (it being understood that notwithstanding such approval, the Landlord shall have no responsibility with respect to the adequacy of such working drawings). The Tenant shall pay to the Landlord, on demand, the costs of the examination of such drawings by either the Landlord or an outside consultant. Upon completion of the Tenant’s Work, the Tenant shall provide 2 printed copies and one CD of digital as built drawings in AutoCAD format;

(b)	the Tenant’s Work shall be subject to the reasonable regulations, supervision, control and inspection by the Landlord and, in addition to any other payment contained herein, the Tenant shall pay to the Landlord, on demand, the Landlord’s then current fee for coordination services provided by the Landlord during the Tenant’s construction of the Tenant’s Work;

(c)	if the Tenant’s Work could affect the structure, the exterior walls or the building systems, the Landlord may require that any such Tenant’s Work be preformed by either the Landlord or its contractors in which case the Tenant shall pay the Landlord’s cost plus an Administration Fee;

(d)	the preparation of all design and working drawings and specifications relating to completion of the Tenant’s Work and the calling of tenders and letting of contracts relating to the Tenant’s Work and the supervision and completion of the Tenant’s Work and payment therefor shall be the responsibility of the Tenant;

(e)	approvals must be obtained for the Tenant’s Work from the municipal building department and all authorities having jurisdiction and the Tenant must submit evidence of these approvals to the Landlord before commencing the Tenant’s Work. The Tenant shall also be responsible for obtaining an occupancy permit prior to taking occupancy. The Tenant shall be responsible for payment of all fees and charges incurred in obtaining said approvals and permits;

(f)	the Tenant covenants to complete all Tenant’s Work required by the Tenant to complete the Premises for occupancy or as otherwise approved by the Landlord throughout the Term of this Lease and such Tenant’s Work shall be carried out with good workmanship and shall not be in contravention of the codes or regulations of the municipality or any other authority having jurisdiction;

(g)	before commencing any work, the Tenant shall furnish the Landlord with written proof of all contractors’ commercial general liability insurance for limits not less than those to be maintained by the Tenant under the Lease and the Landlord and its agent shall be named as additional insureds in such contractors’ insurance policies;

(h)	before commencing any work, the Tenant shall furnish the Landlord with written proof of all contractors’ Workers’ Compensation Board Clearance;

(i)	the Tenant shall at all times keep the Premises and all other areas clear of waste materials and refuse caused by itself, its suppliers, contractors or by their work;

(j)	the Landlord may require the Tenant to clean up on a daily basis and be entitled to clean up at the Tenant’s expense if the Tenant shall not comply with the Landlord’s reasonable requirements;

(k)	all Tenant’s Work including the delivery, storage and removal of materials shall be subject to the reasonable supervision of the Landlord and shall be performed in accordance with any reasonable conditions or regulations imposed by the Landlord;

Schedule E - 3

(l)	the Landlord may require that the Landlord’s contractors and sub-contractors be engaged for any mechanical or electrical work, work conducted on the roof or the fire and sprinkler systems, or other work which may be under warranty;

(m)	the Landlord shall not in any way be responsible for or liable with regard to any work carried out or any materials left or installed in the Premises and shall be reimbursed for any additional cost and expense caused which may be occasioned to it by reason thereof and for any delays which may be directly or indirectly caused by the Tenant or its contractor;

(n)	any damages caused by the Tenant, the contractors or subtrades employed on the Tenant’s Work to any of the structures or the systems employed in the Building or to any property of the Landlord or of other tenants, shall be repaired by the Landlord’s contractor to the satisfaction of the Landlord and the Landlord may recover the costs incurred from the Tenant;

(o)	if the Tenant’s contractor neglects to carry out the work properly or fails to perform any work required by or in accordance with the approved plans and specifications, the Landlord, after thirty (30) days’ written notice to the Tenant and the Tenant’s contractor may, without prejudice to any right or remedy, complete the work, remedy the default or make good any deficiencies and recover the costs incurred from the Tenant;

(p)	the Tenant shall maintain and keep on the Premises at all times during construction and the Term of the Lease, a suitable portable fire extinguisher for Class A, B and C fires;

(q)	the Tenant shall perform its work expeditiously and efficiently and shall complete the same prior to the Commencement Date subject only to circumstances over which the Tenant has no control and which by the exercise of due diligence could not have been avoided;

(r)	on completion of the Tenant’s Work, the Tenant shall forthwith furnish to the Landlord a statutory declaration stating that there are no builders’ liens outstanding against the Premises or the Building on account of the Tenant’s Work and that all accounts for work, service and materials have been paid in full with respect to all of the Tenant’s Work, together with evidence in writing satisfactory to the Landlord that all assessments under the Workers Compensation Act have been paid;

(s)	the Tenant shall not suffer or permit any Builders’ or other lien for work, labour, services or materials to be filed against or attached to the Lands, the Building or the Premises and shall have such lien removed pursuant to Section 9.8 of the Lease. This includes, but shall not be limited to, payment of monies into court and/or any other remedy which would result in the lien being removed from title to the Lands forthwith;

(t)	if the Tenant does not comply with the provisions of the Lease or any other agreement relative to the construction or occupation of the Premises, including this Schedule, the Landlord, in addition to and not in lieu or by other rights or remedies, shall have any or all of the following rights in its discretion:

i)	to declare all fees, charges and other sums payable by the Tenant to the Landlord pursuant to this Schedule to be Rent and to be collectable as Rent under the provisions of this Lease; or

ii)	to declare and treat the Tenant’s non-compliance as an Event of Default under the Lease and exercise any rights available under the provisions of the Lease, including the right of termination.

Schedule E - 3

SCHEDULE F – LANDLORD’S WORK AND TENANT’S WORK

LANDLORD’S WORK:

The Landlord shall not be required to provide any materials or do any work to or in respect of the Premises and it is hereby agreed that the Premises are leased on an “as is, where is” basis and there are no representations or warranties concerning the Premises except as contained herein.

Only those items enumerated below will be provided and installed by the Landlord in Suite 610 on a “once only” basis at the Landlord’s expense and in accordance with the Landlord’s choice of materials and will be known as Landlord’s Work.

•	demise Suite 610 in accordance with Schedule A for the sixth floor, and shall ensure that all lighting, electrical and mechanical systems have been split from the remaining area. Demising wall will be provided by the Landlord in taped and sanded condition, ready to receive the Tenant’s wallcovering;

•	remove flooring throughout;

•	remove all portioning and install new or like new ceiling tiles, to be matching throughout.

TENANT’S WORK:

All Tenant’s Work shall be completed in a good and workmanlike manner in accordance with Schedule E attached hereto and with plans and specifications that have been submitted to the Landlord for its prior written approval by not less than ten (10) business days prior to: (i) the submission of any such plans and specifications to the municipal authority for a building permit; or (ii) if no building permit is required, the commencement of the Tenant’s Work.

Schedule F - 1

SCHEDULE G - SPECIAL PROVISIONS

The following provisions (the “Special Provisions”) have been agreed upon by the Tenant and the Landlord to add to or modify the standard provisions of the Lease which are those contained in SECTIONS 1.2 and 1.3 and ARTICLES 2 to 22 of this Lease (the “Standard Provisions”). In case of discrepancy, the Special Provisions will prevail over the Standard Provisions.

1.	Fixturing Period for Suite 610.

Provided this Lease has been executed by the Tenant and the Tenant has provided proof of insurance to the Landlord, the Tenant shall have a fixturing period (the “Fixturing Period”), commencing on May 1, 2015 and ending on August 31, 2015, to complete the Tenant’s Work in Suite 610. During the Fixturing Period, the Tenant may occupy Suite 610 jointly with the Landlord and the Landlord’s contractor and agents. During the Fixturing Period, the Tenant shall be bound by and shall observe and perform all of the Tenant’s covenants and obligations under the Lease, excluding the covenant to pay Base Rent and Occupancy Costs. Should the Tenant commence business operations during the Fixturing Period, the Tenant shall be required to pay Occupancy Costs.

2.	Tenant Improvement Allowance.

For the purposes of assisting the Tenant to complete the leasehold improvements upon the Premises, all in accordance with the Tenant’s final drawings and specifications which have the Landlord’s prior written approval (the “Leasehold Improvements”), the Landlord agrees to advance to or on behalf of the Tenant a sum equal to Fifteen Dollars ($15.00) per square foot of the Rentable Area of Suite 540 and Twenty Dollars ($20.00) per square foot of the Rentable Area of Suite 610 (which combined sum is hereinafter referred to as the “Allowance”) upon the following terms and conditions:

(i)	the Tenant shall furnish to the Landlord the Tenant’s final architectural drawings and specifications prior to commencement of work;

(ii)	the Tenant shall furnish to the Landlord an invoice for the total amount of the Allowance requested by the Tenant, accompanied by copies of paid invoices evidencing payment, by not later than December 31, 2016;

(iii)	the Tenant shall cause all of the Leasehold Improvements to be constructed and installed in accordance with the terms of the Lease;

(iv)	the Allowance shall not be used to fund the Tenant’s purchase of equipment, furniture, trade fixtures, and communications installations.

The Allowance shall be advanced by the Landlord upon the later of:

(v)	completion of the Leasehold Improvements, to the satisfaction of the Landlord;

(vi)	the Tenant having commenced to carry on its business in the Premises or any part thereof;

(vii)	the Tenant having provided the Landlord with a statutory declaration from the Tenant’s general contractor stating all of the Leasehold Improvements have been completed and that all contractors have been paid in full;

(viii)	the expiry of any lien holdback period provided for by any applicable Builders or Mechanics Lien Legislation; and

(ix)	execution of this Lease by all parties.

It is further understood and agreed that if the Tenant either:

(a)	vacates the Premises; or

(b)	discontinues the regular and punctual payment of Rent;

at any time prior to the end of the Term, then all amounts advanced or credited to the Tenant under this provision shall immediately be repayable to the Landlord and may be collected as Rent due and owing.

If any amounts are owed to the Landlord at the time the Allowance becomes payable, such amount shall be deducted from the Allowance and credited to the Tenant’s account and the balance paid to the Tenant. Should the cost of the Leasehold Improvements be less than the Allowance then the lesser amount shall be paid to the Tenant. Should the cost of the Leasehold Improvements be more than the Allowance then the Tenant shall be solely responsible for the payment of any excess amount.

3.	Parking.

The Landlord shall, throughout the Term of the Lease, provide the Tenant with eighteen (18) permits for parking in the parking facility of the Building and/or the parking facility of the Landlord’s adjacent building at 1333 West Broadway (together, the “Parking Facility”), all permits to be at the prevailing rental rate for parking from time to time (current monthly rental rate for random and reserved parking spaces are $115.00 and $150.00 respectively per month per permit plus applicable taxes). Such rental rate is subject to increase to current market rent from time-to-time upon the Landlord providing the Tenant with a minimum of thirty (30) days’ prior written notice. The Tenant must accept from the Landlord all the permits to which it is entitled on the Commencement Date or forfeit the number it has elected not to take. The Tenant acknowledges and agrees that this is a contractual right only and does not form part of the Premises demised to the Tenant and no landlord or tenant relationship exists with respect to this parking right, but the obligations shall be binding upon successors and assigns of Landlord’s interest in the Building.

The Tenant agrees to sign, on Landlord’s request, the Landlord’s standard form of parking license agreement for the Parking Facility. The Tenant shall not be entitled to park in the Parking Facility until the license agreement has been executed and returned to the Landlord, and its right thereafter to park in the Parking Facility shall be governed solely by the terms of the license agreement.

4.	Occupancy Costs.

The Landlord confirms that the estimated Occupancy Costs for 2015 are $17.77 per square foot of the Rentable Area of the Premises and that such estimate is subject to change in 2015 and in each subsequent Fiscal Year.

Schedule G - 1

5.	Option to Extend.

The Tenant may extend the Term for an additional period of five (5) years (such extended period being called the “Extended Term”), provided that the Tenant:

(i)	has duly and punctually observed and performed all of the Tenant’s covenants and obligations under this Lease throughout the Term in accordance with the terms of this Lease;

(ii)	is not in default of, and has not previously been in default of, any of the Tenant’s covenants and obligations under this Lease;

(iii)	is in possession of and is conducting its business in the whole of the Premises;

(iv)	advises the Landlord in writing that it wishes to extend the Term not more than 12 months and not less than 6 months prior to the expiration of the original Term, failing which this right to extend shall be rendered null and void.

If the Tenant exercises its right to extend the Term in accordance with the foregoing, the Lease shall be read as if the original Term was for a period of ten (10) years commencing on the Commencement Date and:

(v)	the Base Rent during the Extended Term shall be the then current fair market rental value of the Premises based on prevailing market rates for similar improved premises in similar buildings in the area of the Building, as established by the mutual agreement of the Landlord and the Tenant, but in no event shall the Base Rent payable during the Extended Term be less than the Base Rent payable during the last year of the original Term. If the Base Rent for the Extended Term has not been mutually agreed upon by the Landlord and the Tenant at least 3 months prior to the expiry of the original Term, the Base Rent for the Extended Term shall be determined by arbitration by a single arbitrator chosen by the Landlord and the Tenant, and if they cannot agree upon the arbitrator within 5 days after the written request for arbitration by either party to the other, either party may apply to a judge for the appointment of an arbitrator in accordance with the provisions of the Arbitration Act (British Columbia), as amended from time to time. The provisions of the Arbitration Act shall govern the arbitration and the decision of the arbitrator shall be final and binding upon the parties. Each party shall pay one-half of the fees and expenses of the arbitrator. The arbitrator shall be instructed to render its decision no later than 15 days prior to the expiry of the original Term, but if the arbitrator fails to do so:

A.	the Tenant shall pay the same Base Rent it was paying during the last 12 months of the original Term; and

B.	upon the arbitrator rendering its decision, any adjustments in Base Rent shall be made effective the commencement of the Extended Term and shall be paid by the relevant party within 15 days of the arbitrator rendering its decision.

All documents and proceedings with respect to the arbitration are to be kept confidential by each of the parties; and

(vi)	the Landlord may require the Tenant to amend the Lease to bring it into conformity with the Landlord’s then-standard form of lease.

For greater certainty, the parties acknowledge and agree that upon the Tenant exercising its within right to extend the Term:

(vii)	the Tenant will not be entitled to further extend the Term;

(viii)	the Landlord will not be required to perform the Landlord’s Work, if any, and the Tenant will not be required to perform the Tenant’s Work; and

(ix)	the Tenant will not be entitled to any leasehold improvement allowance, tenant inducement or rent free period.

The exercise of the within right to extend is solely within the control of the Tenant and nothing contained in the Lease obligates or requires the Landlord to remind the Tenant to exercise the within right to extend.

6.	Restoration.

Notwithstanding anything to the contrary contained in this Lease and provided the Tenant is “Zymeworks Inc.” and is itself in occupancy of the entire Premises, the Tenant shall not be responsible for any costs associated with removing typical standard office Leasehold Improvements or in restoring or bringing the Premises back to a base Building standard at the expiry of the Term. However, the Tenant will be responsible for the removal of its trade fixtures, cabling and any specialized improvements, such as raised floor systems and items which the Landlord may deem, acting reasonably, to be specialized improvements in the course of approving the Tenant’s Work.

Schedule G - 2

AMENDMENT OF LEASE

This AMENDMENT OF LEASE made the 28th day of August, 2015,

BETWEEN:

POPLAR PROPERTIES LTD.,

by its duly authorized agent, Triovest Realty Advisors (B.C.) Inc.

(the “Landlord”)

OF THE FIRST PART

AND:

ZYMEWORKS INC.

(the “Tenant”)

OF THE SECOND PART

WHEREAS:

A. By a lease dated April 6, 2015 (the “Lease”), and made between the Landlord and the Tenant, the Landlord leased to the Tenant, for and during a term (the “Term”) of five (5) years, commencing on September 1, 2015 and expiring on August 31, 2020, certain premises (the “Premises”) designated as Suites 540 and 610 as shown on the plans attached to the Lease as Schedule A and municipally located at 1385 West 8th Avenue, Vancouver, BC;

B. Pursuant to Section 4.2 of the Lease, the Expert has measured Suite 610 and has determined that the Rentable Area is 3,321 square feet as shown on the plan attached as Schedule A to this Amendment of Lease;

C. The Landlord and the Tenant wish to amend the terms and conditions of the Lease.

NOW THEREFORE, pursuant to the premises and in consideration of the covenants and agreements herein contained and the sum of $10.00 and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the Landlord and Tenant covenant and agree to modify the Lease as follows:

1.	The parties acknowledge that the foregoing recitals are true in substance and in fact.

2.	Capitalized terms that are used in this Amendment of Lease and not otherwise defined, shall have the meanings ascribed thereto in the Lease.

3.	Effective as of September 1, 2015, the Lease is hereby modified and amended as follows:

(a)	Section 1.1(b) of the Lease is hereby deleted and replaced with the following:

“1.1(b) Rentable Area of Premises:	15,878 square feet (comprised of 12,557 square feet in Suite 540 and 3,321 square feet in Suite 610)”;

(b)	Schedule A to the Lease is hereby amended by deleting the second floor plan entitled “SCHEDULE A – FLOOR PLAN – SIXTH FLOOR” and replacing it with the floor plan entitled “SCHEDULE A – FLOOR PLAN – SIXTH FLOOR” attached as Schedule A to this Amendment of Lease.

4.	This Amendment of Lease is supplemental to the Lease, and all covenants, agreements, provisos, stipulations and conditions whatsoever therein contained shall continue in full force and effect during the Term except as to the amended terms and conditions set forth herein.

5.	This Amendment of Lease will enure to the benefit of and be binding upon the Landlord and the Tenant and their respective successors and assigns.

IN WITNESS WHEREOF the parties hereto have duly executed this Amendment of Lease as of the day and year first above written.

POPLAR PROPERTIES LTD., by its duly authorized agent,
Triovest Realty Advisors (B.C.) Inc.
(LANDLORD)

Per:	/s/ Sandy Cruickshank

Name & Title:	Sandy Cruickshank, Executive Vice President

Per:	/s/ Greg Last

Name & Title:	Greg Last, Vice President, Property Management

We have the authority to bind the corporation.

ZYMEWORKS INC.
(TENANT)

Per:	/s/ David Tucker

Name & Title:	D. TUCKER, COO

I have the authority to bind the corporation.

SCHEDULE A – FLOOR PLAN – SIXTH FLOOR

KEY PLAN

DEMISING WALL

0 5 10 30 FT.

NOTE
This building has not been site verified by Space Database Inc.
Drawings were provided to us by a third party.
Please report any drawing discrepancies or errors to a Space Database client service representative directly:
Toronto 416-916-8620
Toll Free 877-916-8620
Fax 416-916-0316
Email support@spacedatabase.com

AREA SUMMARY

| SUITE No. | USABLE AREA | RENTABLE AREA |
|---|---|---|
| 610 | 2,848 S.F. | 3,321 S.F. |

FLOOR R/U RATIO = 1.1609
BUILDING R/U RATIO = 1.1242
ABOVE INFORMATION ESTABLISHED ACCORDING TO ANSI / BOMA Z65.1 1996
AREA CALCULATIONS BY THIRD PARTY.

July 27, 2015

© 2015 Space Database Inc. All Rights Reserved

TRIOVEST

**1385 West 8th Avenue**
**Vancouver, BC**
**Suite 610**